Exhibit 2.1

PURCHASE AND SALE AGREEMENT

Among

FOLSOM GARDEN HOTEL COMPANY, LLC,

MILPITAS GARDEN HOTEL COMPANY, LLC,

ROSEVILLE GARDEN HOTEL COMPANY, LLC,

SOUTH SAN FRANCISCO GARDEN HOTEL COMPANY, LLC

and

RENTON GARDEN HOTEL COMPANY, LLC,

as Sellers

and

APPLE SIX HOSPITALITY OWNERSHIP, INC.,

as Buyer

Dated as of October 25, 2005

-i-

(continued)

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(continued)

		Page
10.14	Counterparts	37

10.15	Effectiveness	37

10.16	Press Releases	37

10.17	WARN Act	37

10.18	Employee Matters	37

10.19	Assignment of Responsibilities	37

Exhibits

“A”	-	Information Re: Hotels

“B-1”	-	Legal Description of Land (Folsom, California Hilton Garden Inn)

“B-2”	-	Legal Description of Land (Milpitas, California Hilton Garden Inn)

“B-3”	-	Legal Description of Land (Roseville, California Hilton Garden Inn)

“B-4”	-	Legal Description of Land (South San Francisco, California Hilton Garden Inn)

“B-5”	-	Legal Description of Land (Renton, Washington Hilton Garden Inn)

“C”	-	Intentionally Deleted

“D”	-	Form of Certificate re Title

“E”	-	Gap Indemnity

“F”	-	Intentionally Deleted

“G”	-	Form of Post-Closing Escrow Agreement

“H”	-	Form of Escrow Instructions

“I”	-	Form of Grant Deed

“J”	-	Form of Bargain and Sale Deed

“K”	-	Form of General Assignment and Assumption

“L”	-	Form of Seller’s Closing Certificate

“M”	-	Form of Certificate of Non-Foreign Status

“N”	-	Form of Buyer’s Closing Certificate

-iii-

(continued)

Page
“O”	-	Exceptions to Seller’s Representations and Warranties

“P”	-	Existing Litigation

“Q”	-	Service Agreements

“R”	-	Environmental Reports

“S”	-	Certain Property Disclosures

“T”	-	Excluded Personal Property

“U-1”	-	Hilton Project Improvement Plan (Folsom, California Hilton Garden Inn)

“U-2”	-	Hilton Project Improvement Plan (Milpitas, California Hilton Garden Inn)

“U-3”	-	Hilton Project Improvement Plan (Roseville, California Hilton Garden Inn)

“U-4”	-	Hilton Project Improvement Plan (South San Francisco, California Hilton Garden Inn)

“U-5”	-	Hilton Project Improvement Plan (Renton, Washington Hilton Garden Inn)

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PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 25th day of October, 2005, by and among FOLSOM GARDEN HOTEL COMPANY, LLC, a California limited liability company, MILPITAS GARDEN HOTEL COMPANY, LLC, a California limited liability company, ROSEVILLE GARDEN HOTEL COMPANY, LLC, a California limited liability company, SOUTH SAN FRANCISCO GARDEN HOTEL COMPANY, LLC, a California limited liability company, and RENTON GARDEN HOTEL COMPANY, LLC, a California limited liability company (individually, a “Seller”, and collectively, the “Sellers”), and APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation (“Buyer”).

R E C I T A L S

A. Sellers are the owners of those certain Hilton Garden Inn Hotels (individually, a “Hotel”, and collectively, the “Hotels”), set forth on Exhibit “A”.

B. Buyer desires to purchase the Hotels on the terms and conditions hereinafter documented.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Certain Defined Terms. As used herein:

(a) “Additional Deposit” shall mean $2,000,000.

(b) “Affiliate” shall mean, with respect to any Seller or Buyer, any other person or entity directly or indirectly controlling (including but not limited to all directors and officers), controlled by or under direct or indirect common control with such Seller or Buyer, as applicable. For purposes of the foregoing, a person or entity shall be deemed to control another person or entity if it possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

(c) “Closing Date” shall mean November 30, 2005 or such other date as may be agreed upon by Buyer and Sellers, subject to the provisions of Section 5.5 hereof.

(d) “Due Diligence Period” shall mean the period beginning on the date hereof and ending on November 15, 2005.

(e) “Existing Manager” shall mean Larkspur Hospitality Development and Management Company, LLC, a California limited liability company and an Affiliate of Sellers.

(f) “Initial Deposit” shall mean $2,000,000.

(g) “Purchase Price” shall mean $85,750,000.

2. Purchase and Sale.

2.1 Property to be Transferred. Upon the terms and conditions hereinafter set forth, with respect to each Hotel listed on Exhibit ”A”, the Seller of such Hotel shall sell to Buyer, and Buyer shall purchase from such Seller, all right, title and interest of each Seller in and to (a) the land (the “Land”) described in Exhibit ”B” with respect to the Hotel owned by such Seller (except with respect to the Hotel identified on Exhibit “A” as “South San Francisco” [which is subject to a subdivision in accordance with Section 5.4], the Land of such Hotel being identified as Parcel 1 on the tentative parcel map attached as Exhibit “B-4”), together with all easements, interests in roadways, strips and other rights appurtenant to such Land, (b) all buildings, improvements, structures and fixtures located upon such Land (collectively, the “Improvements”), (c) all furniture, fixtures, equipment, machinery, and appliances, linens, merchandise, supplies, inventory and other items used for the operation and maintenance of such Hotel, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory (provided that Sellers may, to the extent necessary, cause certain of their Affiliates to transfer the food and beverage inventory of each Hotel to Buyer at Closing and Buyer shall pay directly to such Affiliates the portion of the Purchase Price attributable to the alcohol inventory and the balance of the Purchase Price shall be paid to Sellers as provided herein), office supplies and stationery, advertising and promotional materials, china, glasses, silver/flatware, towels, linen and bedding, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers’ supplies, paint and painters’ supplies, employee uniforms, and all cleaning and maintenance supplies, and other items of tangible personal property located on such Land and used in connection with such Hotel (collectively, the “Tangible Personal Property”), except for those items of personal property set forth on Exhibit “T”, together, to the extent assignable, with all leases of Tangible Personal Property (if any), (d) to the extent assignable, all “Service Agreements” (as hereinafter defined), governmental permits, licenses and approvals, claims, warranties and guarantees that such Seller has received, or is entitled to, in connection with any work or services performed with respect to, or equipment installed in, the Improvements directly relating to such Hotel (including all claims with respect to damage caused by water intrusion [“SSF Water Intrusion”] at the Hotel identified on Exhibit “A” as “South San Francisco”), and all trade names, trade styles, trade marks, and other intellectual property used solely in connection with the Hotel, together with all related goodwill, provided, however, in no event shall such property include (i) any right in the name “Larkspur” or any derivation thereof or (ii) the name of the hotel chain to which such Hotel is affiliated by franchise, license or management agreement, which is a protected name or registered service mark of such hotel chain and cannot be transferred to Buyer by this Agreement (collectively, the “Intangible Property”), except for those items of intangible property set forth on Exhibit “T”, (e) copies of: all books and records that Seller reasonably requests, promotional material, plans and specifications, engineering reports, marketing material and forms (including but not limited to any such records, data, information, material and forms in the form of computerized files), information, data, legal or other documents or records owned by such Seller, the Existing Manager or their respective Affiliates and/or in such Seller’s, Existing Manager’s or Affiliate’s possession or control, that are used in or relating to the construction or operation of the Hotel, excluding any proprietary documents (unless the same relate solely to the operations of the Hotel and not to any individual Seller or its Affiliates), confidential documents, corporate and organizational documents relating to Sellers, attorney work product, internal analyses of the transaction contemplated hereby, or documents protected by the attorney-client privilege (collectively, the “Records”, and together with the Land, the Improvements, the Tangible Personal Property, and the Intangible Property for each Hotel, a “Property” and for all Hotels, the “Properties”).

2.2 Certain Information. Exhibit “A” sets forth, for each Hotel being transferred hereunder: (i) the name and location of the Hotel, (ii) the name and jurisdiction of organization for the applicable Seller of each Hotel, (iii) the portion of the Purchase Price (as unadjusted for the prorations and credits set forth herein) allocated (the “Allocated Purchase Price“) to each Hotel, which, if not listed on Exhibit “A”, shall, for each Hotel, be an amount equal to (x) the Purchase Price multiplied by (y) a fraction where the numerator is the trailing twelve (12) month EBITDA as of September 30, 2005 for such Hotel and the denominator is the trailing twelve (12) month EBITDA as of September 30, 2005 for all of the Hotels and, (iv) the amount (the “Applicable Share“) of the “Escrow Deposit” (as hereinafter defined) allocated to each Hotel. The Allocated Purchase Price for each Hotel shall be adjusted at Closing in accordance with the credits and prorations provided herein. As used in this Agreement, the “applicable Seller“ of a Hotel shall mean the Seller set forth under the name of the Hotel on Exhibit ”A”.

3. Payment of Purchase Price. The Purchase Price shall be paid to Sellers by Buyer as follows:

3.1 Escrow Deposit. Concurrently with the execution and delivery of this Agreement, Buyer shall deliver the Initial Deposit to LandAmerica American Title Company, 8201 Preston Road, Suite 280, Dallas, Texas 75225, Attention: David Long (which company, in its capacity as escrow holder hereunder, is called “Escrow Holder”), to be held by Escrow Holder pursuant to the terms of the Escrow Instructions in the form attached hereby as Exhibit ”H” (the “Escrow Instructions“). If this Agreement is not terminated under Section 4.2.2, then on or prior to two (2) business days after the expiration of the “Due Diligence Period” (as hereinafter defined), Buyer shall deliver the Additional Deposit to Escrow Holder. If this Agreement is not so terminated and such Additional Deposit is not timely delivered, then Sellers may terminate this Agreement, in which event the Initial Deposit and all interest thereon shall be immediately delivered to Sellers as liquidated damages in accordance with Section 9.5. The Initial Deposit and, if delivered, the Additional Deposit together with all interest earned thereon, are collectively herein called the “Escrow Deposit”. The Escrow Deposit shall be delivered to Escrow Holder by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Sellers. The Escrow Deposit shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement and the Escrow Instructions. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement and the Escrow Instructions.

3.2 Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid by wire transfer of immediately available federal funds on the Closing Date, the amount to be paid under this Section 3.2 being herein called the “Closing Payment”. If, pursuant to the terms of this Agreement, any one of the Hotels is not acquired at Closing, the Purchase Price shall be reduced by the Allocated Purchase Price for each such Hotel not acquired at Closing. Buyer shall receive a credit at Closing in the amount of $580,562.00 with respect to the physical condition of the Hotel identified on Exhibit “A” as “Renton”, including the matters described in the “Renton Reports” (as defined below). Seller shall have no obligation or liability with respect to any such matters, and Buyer hereby assumes all risks and releases Seller from all liability with respect to the same, except for third party claims arising out of the condition of the Renton Hotel during the period before the Closing for which Seller is responsible under Section 9.1.1. For purposes of this Agreement, the “Renton Reports” means those reports disclosed on Exhibit “S” hereto with respect to the Hotel identified on Exhibit “A” as “Renton”.

3.3 Allocation. Buyer and Sellers shall attempt to agree, prior to the expiration of the Due Diligence Period, on an allocation of the Allocated Purchase Price for each Property among real property, tangible personal property and intangible property related to such Property. In the event Buyer and Sellers do not agree, each party shall be free to allocate the Allocated Purchase Price to such items as they deem appropriate, subject to and in accordance with applicable laws.

4. Conditions Precedent. The obligation of Buyer to acquire, and Sellers to transfer, the Properties as contemplated by this Agreement is subject to satisfaction of each of the following conditions precedent, as applicable to such party (any of which may be waived in writing by the party in whose favor such condition exists), on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions for the benefit of Buyer is not fulfilled (or waived) pursuant to the terms of this Agreement, then Buyer may terminate this Agreement by written notice (the “Failure of Condition Notice“) with respect to one or more of the Properties (subject to Section 10.11) for which there was such a failure of condition, in which case the Applicable Share of the Escrow Deposit for such Property or Properties shall be refunded to Buyer; provided, however, that the foregoing shall not preclude the exercise by Buyer of its rights and remedies under this Agreement if the failure of such condition is the result of any default by any Seller of its obligations hereunder or a breach by any Seller of its representations and warranties hereunder. If any of the conditions to closing for the benefit of Sellers is not fulfilled (or waived) pursuant to the terms of this Agreement, then Sellers may terminate this Agreement either in its entirety or with respect to one or more Properties for which there was such a failure of condition, in which case the Applicable Share of the Escrow Deposit for such Property or Properties shall be refunded to Buyer; provided, however, that the foregoing shall not preclude the exercise by Seller of its rights and remedies under this Agreement if the failure of such condition is the result of any default by Buyer of its obligations hereunder or a breach by Buyer of its representations and warranties hereunder (and notwithstanding the foregoing, upon such default or breach by Buyer the Escrow Deposit shall be delivered to Sellers as liquidated damages in accordance with Section 9.5). If this Agreement is terminated pursuant to this Section 4, Seller and Buyer shall be released from further obligation or liability hereunder, except for those obligations and liabilities which, pursuant to the terms of this Agreement, expressly survive such termination. The “Closing” (as hereinafter defined) shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent, except as the parties may agree otherwise in writing.

4.1 Title Matters.

4.1.1 Title Report/Survey. Buyer shall be responsible for ordering, through Escrow Holder, a title insurance commitment (each, a “Commitment”, and collectively, the “Commitments”) for each Hotel from a title insurance company approved by Buyer (which company, in its capacity as title insurer hereunder, is herein called the “Title Company”). Each Seller shall deliver to Buyer within two (2) business days of the date hereof a copy of the most recent plat of survey of its Property. In addition, Buyer may, at its option order a current as-built plat of survey to be prepared for each Property during the Due Diligence Period (each, a

“Survey”, and collectively, the “Surveys”). Buyer shall be deemed to have approved the exceptions to title shown on each Commitment and the matters disclosed on each Survey, except for those exceptions and matters (the “Initial Title Matters“) as to which Buyer has objected by giving written notice thereof (the “Initial Title Notice“) to Sellers during the period between the date hereof and November 22, 2005 (the “Title Review Period”). Buyer shall have until the expiration of the Title Review Period to terminate this Agreement by written notice to Sellers with respect to the matters disclosed in the Commitments and the Surveys and thereafter Buyer shall have no right to terminate this Agreement under this Section 4.1, except as set forth in Section 4.1.3.

4.1.2 Additional Post Due Diligence Title Matters. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the Title Review Period (“Additional Title Matters“) shall be a condition precedent to Buyer’s obligations to purchase each Property. Unless Buyer gives written notice (“Additional Title Disapproval Notice“) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, before the Closing, Buyer shall be deemed to have approved such Additional Title Matters.

4.1.3 Removal of Title Matters. Sellers shall notify Buyer, within ten (10) days of their receipt of an Initial Title Notice and an Additional Title Disapproval Notice, as applicable, whether Sellers intend to remove the disapproved Initial Title Matters or Additional Title Matters (collectively, the “Title Matters“) set forth therein from title or obtain from the Title Company a commitment to issue an endorsement affirmatively insuring against such items in a form acceptable to Buyer in its sole discretion at no cost or expense to Buyer (each, a “Title Cure“) (Sellers having the right but not the obligation to effect a Title Cure). If any Seller determines to undertake any Title Cure, such Seller shall have up to a thirty (30) day period after its receipt of any Initial Title Notice or Additional Title Disapproval Notice within which to complete such Title Cure, and the Closing Date shall be extended, at Sellers’ option, to allow for such thirty (30) day period. If any Seller notifies Buyer within such ten (10) day period that it does not intend to effect any Title Cure with respect to a Title Matter (or fails to provide notice within such (10) day period), Buyer may, at its option, terminate this Agreement with respect to such Property (subject to Section 10.11) upon written notice to Sellers but only if given within five (5) days after Buyer receives such Seller’s notice (and the Closing shall be extended to the first business day following such five (5) day period), in which case Buyer shall receive a refund of the Applicable Share of the Escrow Deposit for such Property. If Buyer fails to give such termination notice by such date, Buyer shall be deemed to have waived its objection to, and approved, the matters set forth in such Seller’s notice.

4.1.4 Seller Mortgage Liens. Notwithstanding the foregoing provisions of this Section 4.1, each Seller shall be obligated to take such action as may be reasonably required by the Title Company to enable the Title Company to commit to issue title insurance to Buyer for each Property without exception for any “Seller Mortgage Liens” (which, as used herein, means any mortgage or deed of trust liens created by the applicable Seller, or any other monetary lien that otherwise encumbers the Land and Improvements for such Property, unless the same is caused by Buyer, its Affiliates or any other person acting at the direction, or with the authorization, of Buyer or its Affiliates [which Buyer must promptly remove if the transactions contemplated hereby are not consummated]). Such actions shall include obtaining a pay-off letter and leaving a portion of the Purchase Price in escrow with the Escrow Agent to satisfy the Seller Mortgage Liens.

4.1.5 Exceptions to Title. At the Closing, it shall be a condition precedent to Buyer’s obligations hereunder that each Seller shall convey fee simple title to its Property to Buyer free and clear of all liens, easements, restrictions and other encumbrances; provided Buyer shall be obligated to accept title to each Property, subject to the following exceptions to title (the “Permitted Exceptions”):

(a) Real estate taxes and assessments not yet due and payable;

(b) The printed exceptions which appear in the standard form owner’s policy of title insurance issued by Title Company in the State of California for those Hotels located in such State and in the State of Washington for those Hotels located in such State (other than any exceptions for unfiled mechanics’ liens, rights of parties in possession, general survey matters, unrecorded interests and other matters which are customarily removed by the Title Company upon receipt of an owner’s affidavit (solely in the form of Exhibit ”D”), or current plat of survey delivered by Buyer to Title Company;

(c) All building, signage and zoning ordinances, laws, regulations and restrictions by any municipal and other governmental authority; and

(d) Such other title or survey exceptions as may be approved (or deemed approved) by Buyer pursuant to the above provisions of this Section 4.1 or otherwise expressly permitted under this Agreement.

Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an owner’s title insurance policy (each, an “Owner’s Policy“, and collectively, the “Owner’s Policies“) in the standard form issued in the State of California or the State of Washington, as applicable, based on the location of each Hotel, in the face amount of the Purchase Price, which title policy shall show (i) title to the Land and Improvements for each Property to be vested of record in Buyer, and (ii) the Permitted Exceptions to be the only exceptions to title for each Property.

Notwithstanding the foregoing, Sellers shall convey the Properties to Buyer through the form of grant deed attached hereto as Exhibit “I” for those Hotels located in California and through the form of bargain and sale deed attached hereto as Exhibit “J” for those Hotels located in Washington, which will convey the Properties to Buyer subject to the Permitted Exceptions above, as well as any matters disclosed by the public records, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property (each of the foregoing, together with the Permitted Exceptions, the “Deed Exceptions“). After Closing, Sellers shall have no liability to Buyer, and Buyer and its successors and assigns shall make no claim against Sellers for the Deed Exceptions. This provision shall survive the Closing.

4.1.6 Endorsements to Owner’s Policies. It is understood that Buyer may request a number of endorsements to each Owner’s Policy. Buyer shall satisfy itself during the Title Review Period that the Title Company will be willing to issue such endorsements in connection with each Owner’s Policy at Closing. If the Title Company refuses to agree to issue any requested endorsements, Buyer shall have the right to terminate this Agreement in accordance with Section 4.1.1 during the Title Review Period as to the Properties affected, subject to Section 10.11. However, the failure of Buyer to notify Sellers during the Title Review

Period that any such endorsement will not be issued and that Buyer is terminating this Agreement shall constitute a waiver of Buyer’s right to so terminate this Agreement, and the issuance of such endorsements shall not be a condition to Closing. In no event shall Sellers be obligated to provide any indemnity or other document in order to issue such endorsements other than a certificate in the form of Exhibit ”D”.

4.2 Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), and subject to the provisions hereinafter set forth, Buyer shall have until 5:00 p.m. (Eastern time) on the last day of the Due Diligence Period within which to perform and complete all of Buyer’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Hotels, including all permits, licenses, management agreements, service contracts, and all physical, environmental and compliance matters and conditions respecting the Properties. During the Due Diligence Period, each Seller shall provide Buyer with reasonable access to its Property (subject to Section 4.2.1) upon reasonable advance notice and shall also make available to Buyer (to the extent in such Seller’s, the Existing Manager’s or any of their Affiliates’ possession) copies of such Records (including providing Buyer with copies of each Sellers’ unaudited financial statements for the first nine months of calendar years 2004 and 2005) and other non-proprietary information relating to the operation of such Property as Buyer shall reasonably request, all upon reasonable advance notice. In no event, however, shall any Seller be obligated to make available any proprietary or confidential documents. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder.

4.2.1 Review Standards. Buyer shall use reasonable efforts at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause liability, damage, lien, loss, cost or expense to any Seller or any Property to be sold hereunder and so as to not interfere with or disturb any guest at the Property, and Buyer will indemnify, defend, and hold each Seller and each Property harmless from and against any and all liability, damage, lien, loss, cost or expense caused by Buyer, its Affiliates, designees, or any other third party acting at the direction, or with the authorization, of Buyer (the foregoing obligation surviving any termination of this Agreement). Prior to entry upon any Property, Buyer shall provide the applicable Seller with copies of certificates of insurance evidencing comprehensive general liability insurance policies (naming such Seller as an additional insured) which shall be maintained by Buyer in connection with its investigations upon such Property prior to the date of entry upon such Property, with limits, coverages and insurers under such policies reasonably satisfactory to such Seller. Without limitation on the foregoing, in no event shall Buyer: (a) make any intrusive physical testing (environmental, structural or otherwise) at any Property (such as soil borings, water samplings or the like) without the express written consent of the applicable Seller which may be given or withheld in the sole discretion of the applicable Seller (and Buyer shall in all events promptly return each Property to its prior condition and repair thereafter) and which may be further conditioned upon, among other things, the approval of the applicable Seller of the following: (i) the insurance coverage of the contractor who will be conducting such testing; (ii) the scope and nature of such testing to be performed by such contractor; and (iii) a written confidentiality agreement by such contractor in form reasonably satisfactory to the applicable Seller; or (b) contact any governmental authority having jurisdiction over any Property without the express written consent of the applicable Seller (which shall not be unreasonably withheld). Each Seller shall have the right, at its option, to cause a representative to be present at all inspections, reviews and examinations conducted hereunder. If this Agreement is terminated, Buyer shall return all documents and other materials furnished by Sellers to Buyer. Before the Closing, Buyer shall keep all information or data received or discovered in connection with any of Buyer’s inspections, reviews or examinations strictly confidential, except for disclosures to representatives, investors, lenders, counsel and agents, provided such disclosures are on an as needed basis for Buyer’s acquisition of the Property, and such persons are instructed to keep the information strictly confidential, except for such disclosures that are necessary to comply with applicable laws or to enforce this Agreement. The provisions of this Section 4.2.1 shall survive any termination of this Agreement.

4.2.2 Termination Right. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole discretion that it no longer intends to acquire the Hotels and the associated Properties, then Buyer shall promptly (but in all events prior to the expiration of the Due Diligence Period) notify Sellers of such determination in writing (such notice being herein called a “Termination Notice”), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement); it being understood by the parties that the termination right of Buyer under this Section 4.2 shall only be exercised with respect to all of the Hotels and the associated Properties, and, accordingly, Buyer shall not have the right under this Section 4.2 to elect to terminate this Agreement as to less than all of the Hotels. In such event, the Escrow Deposit shall be promptly refunded to Buyer. If Buyer shall fail to have delivered the Termination Notice to Sellers before the expiration of the Due Diligence Period, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer and that it intends to proceed with the acquisition of all the Hotels and the associated Properties (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this Section 4.2).

4.3 Performance by Sellers. The performance and observance, in all material respects, by Sellers of all covenants and agreements of this Agreement to be performed or observed by Sellers prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Properties. Without limitation on the foregoing, in the event that any “Seller Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of a Seller contained in Section 7.1 which are not otherwise permitted or contemplated by the terms of this Agreement or known to Buyer during the Due Diligence Period, then Buyer shall have the right to terminate this Agreement as to such Property or Properties.

4.4 Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Sellers’ obligation to sell the Properties. Without limitation on the foregoing, in the event that the “Buyer Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in Section 7.2 which are not permitted or contemplated by the terms of this Agreement, then Sellers shall have the right to terminate this Agreement.

4.5 Hotel License Agreements. Each of the Hotels is subject to a license agreement (collectively, the “Existing Hotel License Agreements”) with Hilton Inns, Inc., a

Delaware corporation (“Hilton”). Buyer agrees that it shall diligently and in good faith pursue obtaining Hilton’s consent to the execution of new hotel license agreements on terms and conditions acceptable to Buyer in its sole discretion (the “New Hotel License Agreements”), provided, however, that Buyer hereby approves (and shall not request any changes with respect to) the project improvement plans with Hilton set forth on Exhibit “U” hereto. Buyer shall, within five (5) business days after the date hereof, complete and deliver to Hilton such application forms as are required by Hilton as part of its approval process for re-licensing the Hotels for continued operation of each of the Hotels under the “Hilton Garden Inn” brand with Buyer or its Affiliates as franchisee in lieu of Sellers. It shall be a condition to Closing for Sellers’ benefit that Sellers shall have obtained (i) the termination of the Existing Hotel License Agreements and (ii) a release (on terms and conditions reasonably acceptable to Sellers) of Sellers under each of the Existing Hotel License Agreements. Sellers acknowledge that it shall not be reasonable for Sellers to reject a release which fails to release Sellers for any accrued but unpaid fees to Hilton under the Hotel License Agreements with respect to the period covering the Closing. If for any reason Sellers have not obtained such termination and release on or before the Closing Date, Sellers may extend the Closing Date for an additional period of seven (7) days by delivering written notice to Buyer at least three (3) business days prior to the Closing Date (so that the Closing Date would be extended to December 7, 2005). Sellers shall have the right to extend the new Closing Date (but only if Sellers have not obtained the foregoing termination and release as set forth in this Section 4.5) one (1) additional time of seven (7) days (so that the Closing Date would be on December 14, 2005) by delivering to Buyer at least three (3) business days prior to then-scheduled Closing Date written notice requesting such extension. Sellers shall in good faith and with all due diligence pursue obtaining such termination and release, including commencing negotiations with Hilton with respect to the same within two (2) business days after the date of this Agreement. Seller agrees to pay $20,000 (the “Seller’s Share of License Fees”) per hotel with respect to the fees imposed by Hilton for the re-licensing of the Hotels with Buyer or its Affiliates and the termination of the Existing License Agreements and the release of Sellers from all obligations therefrom. All other fees and costs charged by Hilton in connection with the re-licensing of the Hotels (other than any of Sellers’ attorneys’ fees associated with terminating the Existing Hotel Licensing Agreements) shall be paid by Buyer. If for any reason, prior to the expiration of the Title Review Period, Buyer and Hilton have not finalized the New Hotel License Agreements for execution, Buyer may extend the Closing Date for an additional period of seven (7) days (so that the Closing Date would be on December 7, 2005) upon written notice to Sellers and by depositing with Escrow Holder, on or before the expiration date of the Title Review Period, an “Extension Payment” (as hereinafter defined). Buyer shall have the right to extend the new Closing Date (but only if Buyer and Hilton have not finalized the New Hotel License Agreements for execution as set forth in this Section 4.5) one (1) additional time of seven (7) days (so that the Closing Date would be on December 14, 2005) by delivering to Sellers at least three (3) business days prior to then-scheduled Closing Date (i) written notice requesting such extension and (ii) an Extension Payment (which shall be due in each instance where an extension request is delivered). For purposes of the foregoing, Buyer and Hilton will be deemed to have finalized the New Hotel License Agreements for execution on the date on which the 5-business day waiting period under 16 CFR 436.1(g) has commenced. As used herein, an “Extension Payment” shall be the amount of $50,000, which amount shall be added to and become part of the Escrow Deposit.

4.6 Operational Licenses. Buyer acknowledges that there may be various licenses (including liquor, hotel, and food licenses) associated with the operation of the Hotel. Buyer (or its designee) shall diligently pursue the obtaining of all required governmental authorities, for the issuance of such licenses (the “Required Licenses“) as are necessary for the continued operation of the Hotel at Buyer’s sole cost and expense or an alternative structure as shall permit Buyer (or its designee) to operate the Hotel (and the food and liquor businesses) after the Closing. Buyer shall not impair any existing licenses or take any action to prevent the existing licenses for the Hotel from remaining in full force and effect prior to the Closing. Buyer acknowledges that it is Buyer’s sole responsibility to ensure that it (or its designee) is able to operate the Hotel after the Closing.

4.7 Representations and Warranties. It shall be a condition precedent to Buyer’s obligation to close on the purchase of the Properties pursuant to this Agreement that all of the representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the Closing Date. It shall be a condition precedent to Sellers’ obligation to close on the sale of the Properties pursuant to this Agreement that all of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

4.8 Management Agreements. It shall be a condition to Buyer’s obligation to close on the purchase of the Properties pursuant to this Agreement that the “Existing Management Agreement” (as hereinafter defined) for each Hotel shall have been terminated.

4.9 Intentionally Omitted.

5. Closing Procedure. The closing (the “Closing”) of the sale and purchase herein provided shall occur on the Closing Date, as it may be extended in accordance with the express terms of this Agreement. If, after using good faith and diligent efforts, either party fails to make any of the closing deliveries described below at least one (1) business day prior to the Closing Date, Sellers agree to execute and deliver to the Escrow Holder a gap indemnity in the form attached hereto as Exhibit “E” so as to permit delivery of such items and disbursement of closing proceeds on the Closing Date and recordation of documents on the following business day.

5.1 Closing Deliveries. At least one (1) business day prior to the Closing Date, the parties shall deliver to Escrow Holder the following:

5.1.1 Seller Deliveries. Each Seller shall deliver to Escrow Holder the following:

(a) A duly executed and acknowledged original (i) grant deed in the form of Exhibit ”I” for each Hotel located in the State of California and (ii) bargain and sale deed in the form of Exhibit “J” for each Hotel located in the State of Washington (collectively, the “Deeds”);

(b) A duly executed original bill of sale, assignment and assumption agreement (the “General Assignment and Assumption”) in the form of Exhibit “K”;

(c) A duly executed original certificate (the “Seller Closing Certificate”) in the form of Exhibit “L” updating the representations and warranties contained in Section 7.1 to the Closing Date and noting any material changes thereto;

(d) A duly executed original certificate of “non-foreign” status in the form of Exhibit “M” and any required state certificate that is sufficient to exempt the applicable Seller from any state withholding requirement with respect to the sale contemplated by this Agreement;

(e) Evidence reasonably satisfactory to Title Company and Buyer respecting the due organization of each Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

(f) To the extent they are then in the applicable Seller’s, the Existing Manager’s or any of their respective Affiliates’ possession or control, and have not theretofore been delivered to Buyer: (i) any plans and specifications for the Improvements; (ii) all unexpired warranties and guarantees which such Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements; (iii) all keys for the Improvements; (iv) originals of all Service Agreements that will remain in effect after the Closing; (v) a set of guest registration cards; (vi) a list of advance room reservations and functions; (vii) a list of such Seller’s outstanding accounts receivable as of midnight on the date prior to the Closing; (viii) all permits and licenses for the Property; and (ix) subject to Section 2.1, all other Records (which materials under this clause (f) may be either delivered at Closing or left in the management office at each Hotel); and

(g) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, any Seller in a manner not otherwise provided for herein).

5.1.2 Buyer Deliveries. Buyer shall deliver to the Escrow Holder the following:

(a) The Closing Payment in immediately available federal funds;

(b) An original General Assignment and Assumption;

(c) A duly executed original certificate of Buyer (“Buyer Closing Certificate”) in the form of Exhibit “N” updating the representations and warranties contained in Section 7.2 to the Closing Date and noting any material changes thereto and confirming the release and other provisions therein contained;

(d) Evidence reasonably satisfactory to Title Company and Sellers respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

(e) Such additional documents as may be reasonably required by Sellers and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

5.1.3 Mutual Deliveries. Buyer and Seller shall mutually execute and deliver to the Escrow Holder, the following:

(a) The “Closing Statement” (as hereinafter defined) reflecting the Purchase Price, and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby;

(b) The “Post-Closing Escrow Agreement” (as hereinafter defined); and

(c) Such transfer tax forms as required by state and local authorities.

5.2 Closing Costs. Buyer shall pay the following closing costs in connection with the transactions contemplated hereby: (1) all escrow charges, (2) all title insurance costs in connection with issuance of the Owner’s Policy to be issued for each of the Hotels, (3) the costs, if any, to update or recertify the plats of survey provided by Sellers, (4) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder, (5) all fees, costs or expenses in connection with any financing obtained by Buyer in connection with the transaction contemplated hereby, and (6) all other costs as may be expressly provided in this Agreement to be paid by Buyer. Seller shall pay the following closing costs in connection with the transactions contemplated hereby: (1) all state, county and city transfer and excise taxes and fees in connection with the recordation of the Deeds, (2) the retail sales and use taxes, if any, on the transfer of the Tangible Personal Property pursuant to this Agreement, (3) any taxes or other charges in connection with a bulk sale transfer, (4) all fees and costs associated with the termination of any existing management agreements, (5) all fees and costs in connection with the payoff of any existing Seller Mortgage Liens, and (6) all other costs as may be expressly provided in this Agreement to be paid by Sellers. Sellers and Buyer shall pay their respective shares of prorations as hereinafter provided.

5.3 Prorations.

5.3.1 Items to be Prorated. The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from each Property between Sellers and Buyer. The prorations set forth in this Section 5.3 shall be on a Property-by-Property basis between Buyer and each individual Seller and not among, or between all Properties and all Sellers. Except as expressly provided in this Section 5.3.1, all items of operating revenue and operating expense of each Property, with respect to the period prior to 12:00:00 a.m. (the “Cut-off Time“) local time at each Hotel on the Closing Date, shall be for the account of the applicable Seller and all items of operating revenue and operating expense of the Property with respect to the period after the Cut-off Time, shall be for the account of Buyer.

(a) Real Property Taxes, Excise Taxes, Personal Property Taxes, Impositions and Other Assessments. Real property taxes, excise taxes, personal property taxes, impositions, and other assessments shall be prorated at Closing on an accrual basis for the calendar year in which the Closing occurs, without taking into account any discount allowed on account of prepayment or early payment of taxes. Such proration shall be done in accordance with the following provisions:

(i) Allocation of Real Property Taxes, Excise Taxes, Personal Property Taxes, Impositions and Other Assessments. Each applicable Seller shall be responsible for all real property taxes, excise taxes, personal property taxes, regardless of when payable and when billed, impositions and other assessments that are attributable to the period prior to the Closing Date, and Buyer shall be responsible for all real property taxes, excise taxes, personal property taxes, regardless of when payable and when billed, impositions and other assessments that are attributable to the period from and after the Closing Date. Seller shall receive a credit for any real property taxes, excise taxes, personal property taxes, impositions and assessments attributable to the period after the Cut-off Time which it has prepaid. Buyer agrees to indemnify, save and defend, and hold Seller harmless from and against, all claims and liabilities for any of the foregoing attributable to the period prior to the Cut-off Time and for which Buyer has received a credit under this Section 5.3.1.(a).

(ii) Adjustment of Tax Rate or Assessment. If the real property tax rate, excise tax rate, personal property tax rate or any assessment has not been set for the fiscal year in which the Closing occurs, then the proration of such real property tax, excise tax, personal property tax or assessment shall be based upon the rate or assessment for the preceding fiscal year for such tax or assessment which has not been set for the fiscal year in which the Closing occurs, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes or assessment paid (as determined as of the date such taxes or assessment are actually paid) for the fiscal year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.3.6.

(b) Operating Expenses. Operating expenses under any reciprocal easement, shared use, or operating agreements (if any) with respect to private roadways, parking, recreational, or other facilities (to the extent any such expenses or charges are not allocated under the foregoing provisions of this Section 5.3) under any Permitted Encumbrance, and other periodic expenses such as memberships, subscriptions, and listings shall be prorated between Seller and Buyer by allocating to Seller those expenses attributable to the period prior to the Closing Date, and allocating to Buyer those expenses attributable to the period on or from and after the Closing Date. Buyer shall receive a credit at Closing for operating and other expenses incurred but not paid prior to the Closing Date. Seller shall receive a credit for Seller’s share of such expenses paid but not owing and relating to the period after the Closing Date, and Buyer shall indemnify Seller with respect to the payment of the same.

(c) Hotel Reservations and Revenues.

(i) Reservations. Buyer shall honor all reservations at the Hotel, or for any related conference, banquet, or meeting space or any recreational facilities in connection with the Hotel, that (a) are made by Seller on or prior to the Closing Date, and (b) pertain to periods on or after the Closing Date, provided that such reservations are in the Hotel reservations system (and Buyer is given access to such system) or are otherwise disclosed to Buyer in writing prior to the Closing Date and were made at rates and on conditions customarily used at the Hotel or were made in the ordinary course of business at the Hotel. Any down payments and advance deposits that are (i) received by Seller prior to the Closing Date and (ii) made with respect to confirmed reservations for dates on or after the Closing Date will be credited at Closing to Buyer, with Seller retaining the same. Seller will deposit any down payments and advance deposits Seller receives after the Closing Date for confirmed reservations after the Closing Date for Buyer’s account with Buyer or Buyer’s hotel manager (as directed by Buyer).

(ii) Guest Revenues. Revenues from guest rooms in the Hotel occupied on the night containing the Cut-off Time, including any sales taxes, room taxes and other taxes charged to guests in such rooms, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocated to such rooms with respect to the night containing the Cut-off Time shall be divided equally between Seller and Buyer; provided, however, that to the extent the times at which food and beverage sales, telephone, facsimile or data communication, in-room movie, laundry, and other services are ordered by guests, can be determined, the same shall be allocated between Seller and Buyer based on when orders for the same were received, with orders originating prior to the Cut-off Time being allocable to Seller, and orders originating from and after the Cut-off Time being allocable to Buyer. All other revenues from restaurants, lounges, and other service operations conducted at the Property shall be allocated based on whether the same accrued before or from and after the Cut-off Time as described in the preceding sentence, and Seller shall instruct its manager, and Buyer shall instruct its manager, to separately record sales occurring before and from and after the Cut-off Time. The foregoing amounts are referred to collectively as “Guest Revenues.”

(iii) Banquet and Meeting Room Revenues. Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Buyer, based on when the function therein commenced, with (i) one-day functions commencing prior to the Cut-off Time being allocable to Seller; (ii) one-day functions commencing from and after the Cut-off Time being allocable to Buyer; and (iii) multi-day functions that include periods both before and after the Cut-off Time being prorated between Seller and Buyer according to the period of time before and from and after the Cut-Off Time. The foregoing amounts are referred to collectively as “Conference Revenues“.

(d) Utilities. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, as provided in Section 5.3.7 below, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein.

(e) Permits. Permit and license fees of assignable permits and licenses, if any, shall be prorated as of the Closing Date.

(f) Service Agreements. Payments due under the Service Agreements in the name of Seller shall be prorated as of the Closing Date.

(g) House Banks and Cash on Hand. Buyer and Seller shall mutually agree upon the aggregate amount of cash in the house banks and cash on hand as of the Closing Date (the “Aggregate Cash Amount“) with respect to each Hotel. The Aggregate Cash Amount shall belong to Buyer, and Seller shall receive a credit for the same.

(h) Linens and Towels. If the aggregate of linens and towels being transferred to Buyer hereunder (as to an individual Hotel) is not at a 2-par level for all suites or rooms in such Hotel, then Buyer shall receive a credit at Closing equal to the difference in cost between the par level for such linens and towels and the 2-par level.

5.3.2 Hotel Receivables. The sale of the Property shall not include any accounts receivable of Seller for Guest Revenues and Conference Revenues incurred at the Hotel for the period prior to the Cut-off Time (the “Accounts Receivable“), and Seller shall have the sole right to receive, collect, discharge and compromise all Accounts Receivable. Buyer agrees that all monies received after the Closing from debtors owing accounts receivable shall be applied in specific conformance with any specific reference or statement accompanying or inscribed on such payment; if no specific reference or statement exists, the payment shall be applied against the oldest corresponding receivable. The parties’ rights under the provisions of this Section 5.3.2 shall survive the Closing and shall not be merged therein.

5.3.3 Operational Taxes. The parties acknowledge that certain taxes accrue and are payable to the various local governments by any business entity operating a hotel and its related facilities. Included in those taxes may be business and occupation taxes, retail sales and use taxes, gross receipts taxes, and other special lodging or hotel taxes. For purpose of this Agreement, all of such taxes (expressly excluding taxes and assessments covered by Section 5.3.1(a), corporate franchise taxes, and federal, state, and local income taxes) (hereinafter referred to as “Operational Taxes“ shall be allocated between Seller and Buyer such that those attributable to the period prior to the Cut-off Time shall be allocable to Seller and those attributable to the period from and after the Cut-off Time shall be to Buyer (with the attribution of such taxes hereunder to be done in a manner consistent with the attribution under this Agreement of the applicable revenues on which such taxes may be based). Buyer shall receive a credit for any Operational Taxes attributable to the period prior to the Cut-off Time which Seller has not paid. Buyer agrees to indemnify, save and defend, and hold Seller harmless from and against, all claims and liabilities for Operational Taxes attributable to the period prior to the Cut-off Time and for which Buyer has received a credit under this Section 5.3.3. Seller shall receive a credit for any Operational Taxes attributable to the period after the Cut-Off Time which it has prepaid. Sellers agree to indemnify, save and defend, and hold Buyer harmless from and against, all claims and liabilities for Operational Taxes attributable to the period prior to the Cut-off Time, other than those Operational Taxes for which Buyer has received a credit under this Section 5.3.3. Except for the Operational Taxes for which Buyer or Seller has received a credit under this Section 5.3.3, Seller shall be solely responsible for payment of the Operational Taxes with respect to the period prior to the Cut-off Time, and Buyer shall be solely responsible for payment of such Operational Taxes with respect to the period after the Cut-off Time.

5.3.4 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance:

(1) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Closing Payment in the amount of such credit balance;

(2) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment.

In any case in which Buyer receives a credit at Closing on account of any obligation of Seller hereunder, Seller shall have no further liability for such obligation to the extent of the credit so given, and Buyer shall pay and discharge the same. In any case in which Sellers receive a credit at Closing on account of any obligation of Buyer hereunder, Buyer shall have no further liability for such obligation to the extent of the credit so given, and Sellers shall pay and discharge the same

5.3.5 Closing Statement; Post-Closing Adjustments. At least four (4) business days prior to the Closing Date, the accounting or financial representatives of Seller (“Seller’s Accountants“) and representatives of Buyer together shall make such inventories, examinations and audits of each respective Hotel, and of the books and records of such Hotel, as such parties may deem necessary to make the adjustments and prorations required under this Agreement. Based upon such preliminary audits and inventories, Seller’s Accountants and Buyer together shall prepare and deliver to each of the parties two (2) business days prior to the Closing Date a closing statement showing the net amount due either to Seller or to Buyer as a result thereof and such net amount will be added to, or subtracted from the Closing Payment to be paid to Sellers. Seller and Buyer shall finalize such closing statement (the “Closing Statement“) and deliver the same to Title Company one (1) business day prior to the Closing Date.

5.3.6 Post-Closing Reconciliation. Sellers and Buyer shall make a final determination of the allocations and prorations required under this Agreement on the date (the “True-Up Date“) which is one hundred and twenty (120) days after the Closing Date (or such other date as may be agreed upon by Buyer and Sellers). Upon the final reconciliation of the allocations and prorations under this Section 5.3, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums.

5.3.7 Items for Which There Will Not be a Proration. Seller and Buyer agree that (a) other than pursuant to Section 6, none of the insurance policies relating to a Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; and (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer beginning 12:01 a.m. Pacific time on the Closing Date. All deposits of Seller made for utilities, maintenance or service contracts, licenses, or otherwise, shall be credited to Seller at Closing and the parties shall arrange to have all such accounts and deposits transferred to Buyer at Closing. Accordingly, there will be no prorations for insurance or utilities, unless a meter reading is unavailable for any particular utility, then such utility shall be prorated in the manner provided in Section 5.3.1(d). To the extent reasonably possible, Buyer and Seller shall cooperate to arrange for utility and other service providers to separately bill each party for their respective periods of ownership, in which event no credit and no proration will be necessary.

5.4 Possible Deferred Closing.

5.4.1 South San Francisco Hotel Transfer Timing. Buyer acknowledges that the transfer of the Hotel identified on Exhibit “A-4” as “South San Francisco” and the Property to be transferred in connection therewith is dependent on the completion of the subdivision of the parcel containing the Hotel and the recording of a parcel map evidencing a separate and distinct legal parcel for the Land (which is currently owned by San Francisco Landing Hotel Company, LLC, a California limited liability company [“SSF Landing”] and an Affiliate of the applicable Seller of the South San Francisco Hotel) (the “SSF Subdivision”). The applicable Seller and SSF Landing agree to pursue the SSF Subdivision at their sole cost and expense (including undertaking all required actions necessary to satisfy any conditions imposed by appropriate authorities in order to successfully complete the SSF Subdivision) in accordance with this Section 5.4 diligently and in good faith and shall use all reasonable efforts to complete the subdivision by the Closing Date. Buyer acknowledges that the applicable Seller and SSF Landing make no representation or warranty as to the date of completion of the SSF Subdivision. If the SSF Subdivision is not completed by the Closing Date, the applicable Seller shall have the right to extend the Closing, but solely with respect to such Hotel and the Property to be transferred in connection therewith, by written notice to Buyer at least three (3) business days prior to the Closing Date, from time to time for up to one hundred eighty (180) days (the “Outside Date”) to complete such activities. If the applicable Seller and SSF Landing are unable to complete the SSF Subdivision by the Outside Date and Buyer elects not to purchase such Property as a result thereof, then the applicable Seller shall reimburse Buyer’s actual out-of-pocket costs (including reasonable attorneys fees) incurred in connection with the sale of the South San Francisco Hotel, in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000), which shall be paid by the applicable Seller upon receipt of a written demand by Buyer together with written evidence of such costs. The transfer of the South San Francisco Hotel and the Property associated therewith shall occur on the date (the “SSF Transfer Date”) that is five (5) business days after the date the SSF Subdivision is completed, or such other date as may be agreed upon in writing by the parties. The extension of the Closing Date with respect to the South San Francisco Hotel and the Property to be transferred in connection therewith shall not extend the Closing Date with respect to the other Hotels to be conveyed hereunder.

5.4.2 Management of South San Francisco Hotel. For the period of time from the Closing Date until the SSF Transfer Date, Seller shall continue to operate and cause the South San Francisco Hotel to be managed in the ordinary course of business, subject to the provisions set forth in Section 7.4, which shall apply to the applicable Seller’s actions with respect to such Hotel during the period between the date hereof and the SSF Transfer Date. In addition, Seller shall have the right to enter into and record such easement agreements, access agreements and management and maintenance agreements (i) which are determined to be necessary by Seller to continue to operate the South San Francisco Hotel in the ordinary course of business in conjunction with the adjacent property and to effectuate the SSF Subdivision, and (ii) which are approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed (such approval being Buyer’s acceptance of any such matters as exceptions to title), and which approval shall be deemed given if Buyer does not object in writing to the same within five (5) business days after receipt of a request from Seller for such approval, together with copies of the proposed agreements and all relevant plats.

5.4.3 Funding; SSF Subdivision and Transfer Conditions. The portion of the Purchase Price attributable to the South San Francisco Hotel shall be fully funded at Closing and shall remain in escrow with Escrow Holder until the SSF Transfer Date. The following conditions shall be satisfied in connection with the SSF Subdivision or the transfer of the South San Francisco Hotel and the Property associated therewith on or before the SSF Transfer Date, as applicable: (i) the SSF Subdivision shall have been completed and the Land associated with the

South San Francisco Hotel same shall have been recorded as a distinct legal lot pursuant to a subdivision plat and upon conditions approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed, and which approval shall be deemed given if Buyer does not object in writing to the same within five (5) business days after receipt of a request from Seller for such approval, together with copies of the subdivision plat and such conditions, (ii) as a result of the SSF Subdivision: (A) the South San Francisco Hotel and the use thereof for its intended purpose shall not be in nonconformance with any material zoning or other land use laws and ordinances, (B) the legal lot for the South San Francisco Hotel shall contain such number of parking spaces so that the Property operates in substantially the same manner as before the SSF Subdivision without reliance on parking located on other property (except for any joint access or reciprocal parking agreements provided pursuant to cross-easement agreements approved by Buyer in accordance with this Section 5.4), and (C) no other property shall require any parking on the lot for South San Francisco Hotel in order to operate or comply with zoning or other applicable laws and ordinances (except for any joint access or reciprocal parking agreements provided pursuant to cross-easement agreements approved by Buyer in accordance with this Section 5.4), (iii) Seller shall have caused each of the following to be delivered into escrow (x) a Deed to the Land associated with the South San Francisco Hotel in accordance with Sections 4.1 and 5.1 (which may be delivered by either the applicable Seller or SSF Landing) and (y) all documents under Section 5.1.1 and 5.1.3 insofar as the same relate to the South San Francisco Hotel, (iv) Buyer shall have delivered into escrow all documents under Section 5.1.2 and 5.1.3 insofar as the same relate to the South San Francisco Hotel, (v) the Title Company shall be willing to issue an Owner’s Policy for the Land and Improvements for the South San Francisco Hotel with no exceptions to title other than the exceptions approved or deemed approved by Buyer pursuant to Section 4.1, and such other exceptions as may be permitted under Section 5.4.2, and (vi) the conditions of Section 4 as of the SSF Transfer Date shall have been satisfied insofar as the same relate to the South San Francisco Hotel.

5.4.4 Action by SSF Landing. SSF Landing and the applicable Seller of the South San Francisco Hotel, agree to jointly execute and deliver the Deed and other applicable closing documents for the South San Francisco Hotel so as to convey, to the extent of their respective interests, the South San Francisco Hotel and the Property associated therewith to Buyer as required by this Agreement. SSF Landing also shall take all necessary action, as the owner of the land on which the South San Francisco Hotel is located, to prosecute and complete the SSF Subdivision as contemplated herein.

5.5 Post-Closing Escrow. To provide for the timely payment of any post-closing claims by Buyer against the applicable Seller with respect to (i) any claims by Buyer against the applicable Seller under Section 9.1.1, (ii) any amounts owed to Buyer under Section 5.3.6, (iii) any claims by Buyer against the applicable Seller with respect to a breach of a representation or warranty in this Agreement or in any document delivered by Sellers at Closing, and (iv) any breach by Seller of its obligations to make payments under Section 5.2, each applicable Seller shall cause to be deposited an amount equal to Two Hundred Thousand and No/100 Dollars ($200,000.00) (for each Hotel, the “Escrow Funds”) for a period of twelve (12) months after Closing (the “Claim Period”) in an escrow account with the Escrow Holder pursuant to the Post-Closing Escrow Agreement in the form attached hereto as Exhibit “G” (the “Post-Closing Escrow Agreement”), which escrow and Post-Closing Escrow Agreement shall be established and entered into at Closing and each Seller shall cause a portion of the Purchase Price to remain in escrow with Escrow Holder to satisfy their respective obligations under this Section 5.5.

Without limitation on the foregoing, the Escrow Funds for each Hotel are to be held separately to satisfy the claims made during the Claim Period against each applicable Seller, and the Escrow Funds being held pursuant to this Section 5.5 are being held on a Hotel-by-Hotel basis and shall not be aggregated for any purpose hereunder. Upon the expiration of the Claim Period, if the aggregate estimated amount (as reasonably determined by Buyer in good faith) of all claims (the “Claim Amount“) made during the Claim Period against a Seller is less than Escrow Funds then held by Escrow Holder for a Hotel, the Escrow Funds for such Hotel shall be reduced to the Claim Amount, and Escrow Holder shall deliver the balance of the Escrow Funds for such Hotel to the applicable Seller. If Buyer has made no claims during the Claim Period, upon the expiration of the Claim Period, Escrow Holder shall deliver all of the Escrow Funds to Sellers without the need for any further instructions from the parties hereto. Escrow Holder shall continue to hold the Claim Amount until a final determination of the rights of the parties subject to such claim(s) is made in an appropriate proceeding, provided that if such claim is not resolved and Buyer has not commenced a lawsuit or other proceeding for each claim made during the Claim Period within the three (3) months following the Claim Period, then the Claim Amount attributable to each such claim with respect to which a lawsuit or other proceeding shall not have been commenced, shall be released by Escrow Holder to Sellers. Notwithstanding the foregoing, Escrow Holder may be required to release Escrow Funds (upon joint written instructions from Buyer and Sellers) pursuant to Section 5.3.6 upon the final reconciliation of any amounts payable by Sellers thereunder.

6. Condemnation or Destruction of Property. If, after the date hereof but prior to the Closing Date, either any portion of a Property is taken or threatened with a taking pursuant to eminent domain proceedings (including any acquisition by deed in lieu of such taking) or any of the improvements on a Property are damaged or destroyed by any casualty, the applicable Seller shall promptly notify Buyer, but such Seller shall have no obligation to repair or replace any such damage or destruction. Such Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of such Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (except to the extent any condemnation proceeds or insurance proceeds are attributable to lost revenues, reimbursement for amounts expended by the applicable Seller to repair any casualty, or other items applicable to any period prior to the Closing), as applicable. In connection with any assignment of insurance proceeds hereunder, such Seller shall credit Buyer with an amount equal to the applicable deductible amount under such Seller’s insurance or any uninsured amount if such casualty was not insured (but not more than the amount by which (x) the cost as of the Closing Date to repair the damage is greater than (y) the insurance proceeds and coverage to be assigned to Buyer); provided, however, if the aggregate amount of the deductible plus any uninsured damage for such Property shall exceed $225,000, Sellers shall have the right to terminate this Agreement with respect to such Property that is the subject of the casualty or condemnation, by notice to Buyer given on or before the Closing Date (whereupon the Applicable Share of the Escrow Deposit shall be refunded to Buyer and no party hereto shall have any further obligation in connection with such Property, except under those provisions that expressly survive a termination of this Agreement), provided, however, that Buyer may elect in writing to waive its right to receive a credit for such deductible and the proceeds of any uninsured damage, in excess of $225,000, whereupon Seller’s right to terminate this Agreement pursuant to this Section 6 shall be of no force and effect; provided, however, that, in such case, Buyer’s credit for the deductible or uninsured amount shall be limited to $225,000. Notwithstanding anything contained in this Agreement to the contrary, if such taking or proposed taking of any portion of the Property could, in Buyer’s reasonable good faith judgment, render use of the remainder impractical or unfeasible for the continued operation of the Hotel or if the value of the Property taken or proposed to be taken or the cost of repair of damage to any Hotel on account of a casualty occurring after the date hereof, as applicable, shall exceed $225,000, Buyer may, at its option, terminate this Agreement with respect to such Property (subject to Section 10.11) that is the subject of the casualty or condemnation, by notice to the other, given on or before the Closing Date (whereupon the Applicable Share of the Escrow Deposit shall be refunded to Buyer and no party hereto shall have any further obligation in connection with such Property, except under those provisions that expressly survive a termination of this Agreement).

7. Representations, Warranties and Covenants.

7.1 Representations, Warranties and Covenants of Seller.

7.1.1 General Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DEEDS OR OTHER DOCUMENTS DELIVERED BY A SELLER AT CLOSING, (I)THE SALE OF THE PROPERTIES HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTIES, THE PHYSICAL CONDITION OF THE PROPERTIES (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTIES (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR RESPECTING THE PROPERTIES), THE COMPLIANCE OF THE PROPERTIES WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTIES), THE FINANCIAL CONDITION OF THE PROPERTIES OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTIES OR ANY PART THEREOF, AND (II) SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTIES OR ANY OTHER MATTER WHATSOEVER. BUYER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, BUYER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN BUYER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER’S PURPOSES. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DEEDS OR OTHER DOCUMENTS DELIVERED BY A SELLER AT CLOSING, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICIES.

7.1.2 Limited Representations and Warranties of Seller. Each Seller, individually and severally (and not joint and not joint and severally) with respect only to itself and its Property, hereby represents and warrants to Buyer that, except as set forth in Exhibit ”O” that:

(a) Leases. There are no leases of space in the Property which will be in force after the Closing and under which Seller is the landlord.

(b) Litigation. Except as set forth in Exhibit ”P”, there is no pending nor, to Seller’s knowledge, threatened action, litigation, condemnation or other proceeding against the Property or against Seller which has been served upon Seller and with respect to the Property.

(c) Compliance. Neither Seller nor, to Seller’s knowledge, any of its Affiliates has received any written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

(d) Service Agreements. None of Seller, the Existing Manager, nor any of their respective Affiliates has entered into any service, equipment leasing or other contracts relating to construction, ownership, leasing, management or operation of the Property which will be in force after the Closing, except for the Service Agreements and “Excluded Contracts” (as hereinafter defined). As used herein, the “Service Agreements” means, collectively, (a) the contracts described in Exhibit ”Q” and (b) contracts entered into in accordance with this Agreement. As used herein, “Excluded Contracts“ means Seller’s contracts with respect to (i) insurance, (ii) property management and (iii) the engagement of attorneys and accountants. The Excluded Contracts are not being assigned to or assumed by Buyer hereunder.

(e) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller or any of its Affiliates are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller and such Affiliates. Each of Seller and such Affiliates is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of California, and is duly authorized and qualified to do all things required of it under this Agreement. Each of Seller and such Affiliates has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

(f) Environmental Matters. The reports described in Exhibit ”R” (the “Environmental Reports”) represent all of the environmental reports with respect to the Property in the possession or control of Seller or its Affiliates.

(g) Financial Statements. Seller has delivered to Buyer copies of unaudited income and expense statements for the Hotel for the full years 2002, 2003, and 2004, and for the first eight months of the calendar year 2005 through August 2005 (the “Financial Statements”). Notwithstanding anything to the contrary herein contained, except with respect to the Hotels identified on Exhibit “A” as Renton, the Financial Statements do not include food and beverage operations but do include concession fees to or from the food and beverage operator, which operator is an Affiliate of Seller. To Seller’s knowledge, (i) each of the Financial

Statements fairly presents the results of operations of the Hotel for the respective periods represented thereby and (ii) were prepared from financial books and records maintained in the ordinary course of the operation of the Property. Seller has not received nor is aware of any financial statements for the same periods that reflect materially different results from the information in the Financial Statements.

(h) Employees. All employees employed at the Hotel are the employees of Larkspur Hospitality People Company, LLC, a California limited liability company and an Affiliate of Sellers (“Larkspur Hospitality”). There are, to Seller’s knowledge, no (i) unions organized at the Hotel, (ii) union organizing attempts, strikes, organized work stoppages or slow downs, or any other labor disputes pending or threatened with respect to any of the employees at the Hotel, or (iii) collective bargaining or other labor agreements to which Seller or the Existing Manager or the Hotel is bound with respect to any employees employed at the Hotel.

(i) Management Agreements. There are no agreements for the operation or management of the Hotel to which Seller is a party or which are binding upon the Property other than (i) the management agreement with Existing Manager for the Hotel (each, the “Existing Management Agreement”) and (ii) certain agreements with Affiliates of Existing Manager which will be terminated at or prior to Closing.

(j) Compliance. Seller is not listed on the Specially Designated Nationals and Blocked Persons List (the “List”) maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”).

As used in this Section 7.1.2, “Seller’s knowledge” (or any similar phrase) shall mean the present actual knowledge, without taking into account any constructive or imputed knowledge and shall not be deemed to imply any duty of inquiry (other than inquiries of the general managers for each of the Hotels with respect to the matters set forth in this Section 7.1), of Karl K. Hoagland III, but such individual shall not have any liability in connection herewith. Sellers represent that Karl K. Hoagland III is the individual whose knowledge is the most appropriate to qualify the representations and warranties provided in this Section 7.1 and that he would have the same degree of knowledge of the affairs of Affiliates of Sellers as he would the affairs of Sellers.

7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

7.2.1 Due Authorization. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

7.2.2 Compliance. Buyer is not listed on the List maintained by OFAC pursuant to the Order. Buyer shall not assign this Agreement or any interest herein to any Person who is listed on the List.

7.2.3 ERISA. Neither (i) any assets of Buyer, nor (ii) any funds to be used by Buyer with respect to the transactions contemplated pursuant to this Agreement, are or at Closing will be pursuant to ERISA or the Code considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan. Buyer is not executing this Agreement and will not be performing its obligations or exercising its rights or remedies under the Agreement on behalf of or for the benefit of any Plan. Neither the execution or delivery of this Agreement by Buyer, nor the performance by Buyer of its obligations or the exercise of its rights or remedies under this Agreement, nor any transaction contemplated under this Agreement, is or will be “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code. For the purposes hereof the following terms shall have the following meanings: “Code“ shall mean the Internal Revenue Code of 1986, as amended; “ERISA“ shall mean the Employee Retirement Income Security Act of 1974, as amended (and any successor statute and any applicable regulations or guidance promulgated thereunder); and “Plan“ shall mean a “plan” as that term is defined in Section 3(3) of ERISA or Section 4975 of the Code.

7.3 Survival; Breach of Representations and Warranties Defined.

7.3.1 Survival. The foregoing representations and warranties and all other obligations, provisions and liabilities under this Agreement (with the exception of Section 7.1.2(e), Section 7.1.2(j), Section 7.2, and Section 8 which shall survive indefinitely) or any document or certificate delivered in connection herewith (including any cause of action by reason of a breach thereof) shall survive until the date that is twelve (12) months after the Closing Date (the period beginning on the date hereof and ending on such date being herein called the “Survival Period”), at which time such representations and warranties, covenants, obligations, provisions and liabilities (and any cause of action resulting from a breach thereof not then in litigation) shall terminate, except as to any claims that may have been asserted by Buyer during the Survival Period.

7.3.2 Breach of Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, for all purposes of this Agreement and the documents delivered at Closing in connection herewith, a party hereto will not be deemed to have breached any of its representations and warranties unless the representation or warranty in question was untrue in any material respect (i) at the time the representation or warranty was made, (ii) at any other time to which the representation or warranty by its terms expressly relates, or (iii) as of the date on which such representation or warranty is reaffirmed by such party. By way of example, if a representation and warranty of a party set forth in this Agreement is true and correct in all material respects as of the date of this Agreement, such party shall not be deemed to have breached such representation and warranty if, at any time thereafter, circumstances change (through no intentional action by such party) so as to make the factual basis for such representation and warranty untrue at a later date, and in such case the party shall not be required to reaffirm the representation and warranty on the Closing Date if it knows the same is not true as of that date. However, if the representation or warranty by its express terms states that it shall be true on the Closing Date or if a party reaffirms in writing at Closing any of its representations and warranties without disclosing such change in circumstance, such change in circumstances since the date of this Agreement shall not excuse such breach of the reaffirmation of the representation or warranty if it is untrue in any material respect on the Closing Date.

7.4 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement, each Seller, individually and severally (and not joint and not joint and severally) with respect only to itself and its Property, hereby agrees:

7.4.1 Maintenance/Operation. To maintain and operate its Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller, including, without limitation, (i) using reasonable efforts to (x) keep available the services of all present employees at the Hotel and (y) preserve its relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel’s facilities and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for the Hotel’s facilities, (iv) maintaining the present level of insurance with respect to the Hotel in full force and effect until the Closing Date for the Hotel, and (v) remaining in compliance in all material respects with all current operational permits and licenses. Seller shall not remove or permit to be removed from the Property any material portion of any Tangible Personal Property except for: (a) worn-out, broken, damaged or obsolete items if, to the extent necessary for the continued operation of the Hotel as set forth in this Section 7.4.1, such items are replaced with Tangible Personal Property of equal quality and utility, and (b) such Tangible Personal Property as may be used or consumed in the ordinary course of business, provided, that Seller shall keep all merchandise, supplies and inventory adequately stocked, consistent with past practice, as if the sale of the Hotel hereunder were not to occur.

7.4.2 Service Contracts. After the expiration of the Due Diligence Period, not to enter into any additional service contracts or other agreements, relating to the ownership, construction, leasing, operation or management of the Hotel without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed (and which shall be deemed to be given if Buyer does not object in writing within five (5) days after written request from Sellers), except in the ordinary course of business and provided that such contracts can be cancelled on not more than thirty (30) days’ notice and without liability for any payments in excess of $10,000 in the aggregate for each Hotel. Seller shall keep, observe, and perform in all material respects all its obligations under and pursuant to the Service Contracts and the applicable Hotel License Agreement.

7.4.3 Material Developments. To advise Buyer promptly of any claim, litigation, arbitration, or administrative hearing before any court or governmental agency concerning the Hotel and served upon Seller or as to which Seller receives written notice and which is instituted or threatened after the date of this Agreement.

7.4.4 Actions in Violation of Agreement. Not to take, or purposefully omit to take, any action that would violate any of the representations, warranties, covenants or agreements of such Seller contained in this Agreement or intentionally cause any of the conditions precedent to a party’s obligations hereunder not to be satisfied.

7.4.5 Sale or Encumbrance. Not to sell, or enter into any agreement to sell, or create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Property or any portion thereof, except as expressly provided in Section 5.4, or as otherwise may be permitted under this Agreement, or as may be approved by Buyer pursuant to the terms of this Agreement, or that will be removed of record on or before the Closing.

7.4.6 Licenses. Not to knowingly allow any permit, receipt, license, franchise or right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated, except in the ordinary course of business (provided that Seller shall give Buyer advance notice of any such expiration, cancellation or termination of which it is aware and, to the extent possible, the opportunity to pay the costs related to renewing or extending the same).

7.5 Seller’s Environmental Inquiry. Buyer acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain the Environmental Reports, and that, for all purposes, including California Healthy and Safety Code Section 25359.7, Seller has acted reasonably in solely relying upon said inquiry and investigation.

7.6 Natural Hazard Disclosure Requirement Compliance. With respect to those Properties located in the State of California, Buyer and Sellers acknowledge that either Sellers or the “Brokers” (as hereinafter defined) are required to disclose if such Properties lie within the following natural hazard areas or zones: (1) a special flood hazard area (any type Zone “A” or “V”) designated by the Federal Emergency Management Agency (Cal. Gov. Code § 8589.3); (2) an area of potential flooding shown on a dam failure inundation map designated pursuant to Cal. Gov. Code § 8589.5 (Cal. Gov. Code § 8589.4); (3) a very high fire hazard severity zone designated pursuant to Cal. Gov. Code § 51178 or 51179 (in which event the owner maintenance obligations of Cal. Gov. Code § 51182 would apply) (Cal. Gov. Code § 51183.5); (4) a wildland area that may contain substantial forest fire risks and hazards designated pursuant to Cal. Pub. Resources Code § 4125 (in which event [i] the property owner would be subject to the maintenance requirements of Cal. Pub. Resources Code § 4291 and [ii] it would not be the state’s responsibility to provide fire protection services to any building or structure located within the wildland area except, if applicable, pursuant to Cal. Pub. Resources Code § 4129 or pursuant to a cooperative agreement with a local agency for those purposes pursuant to Cal. Pub. Resources Code § 4142) (Pub. Resources Code § 4136); (5) an earthquake fault zone (Pub. Resources Code § 2621.9); or (6) a seismic hazard zone (and, if applicable, whether a landslide zone or liquefaction zone) (Pub. Resources Code § 2694). Buyer acknowledges that Sellers have employed the services of JCP Geologists, Inc., 321 Warren Avenue, Fremont, California 94539, (800) 748-5233, reports@JCP-Inc.com (which, in such capacity is herein called “Natural Hazard Expert“) to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Seller and the Brokers to fulfill their disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1103(c) and to report the result of its examination to Buyer and Sellers in writing. Sellers shall cause the Natural Hazard Expert to furnish such report not later than five (5) business days after the date of this Agreement. As contemplated in California Civil Code Section 1103.2(b), if an earthquake fault zone, seismic hazard zone, very high fire hazard severity zone or wildland fire area map or accompanying information is not of sufficient accuracy or scale for the Natural Hazard Expert to determine if a Property is within the respective natural hazard zone, then for purposes of the disclosure such Property shall be considered to lie within such natural hazard zone. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller and the Brokers from their disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller and the Brokers for errors or omissions not within in its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. The obligations of Sellers and the Brokers are several (and not joint and not joint and several) and, without limitation, in no event shall any Seller have any responsibility for matters not actually known to such Seller. THESE HAZARDS MAY LIMIT BUYER’S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ON ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. BUYER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

7.7 Additional Financial Information. In order to allow Buyer’s parent company, which is a public reporting company, to comply with reporting requirements of the Securities and Exchange Commission (the “SEC”), including filing audited financial statements in conformity with Regulation S-X of the SEC reflecting the acquisition of the Properties, Sellers agree to use commercially reasonable efforts to engage KPMG LLP (the “Auditors”) to prepare a report on the financial statements of the Properties shown on a combined basis which shall include the balance sheet for the year ending December 31, 2004 and the related statements of operations and cash flows for such year, all in reasonable detail. The report on such financial statements from the Auditors shall include a statement that such financial statements fairly present, in all material respects, the financial position of the Properties as of the date indicated and that the results of operations and cash flows for the period indicated are in conformity with generally accepted accounting principles applied on a basis consistent with the prior years (“GAAP”) and that the examination by the Auditors has been made in accordance with generally accepted auditing standards. Sellers shall instruct its auditors to deliver the audit report covering the financial statement to Buyer no later than December 14, 2005. Sellers shall diligently pursue the engagement of its Auditors for the foregoing purposes and upon the acceptance of such engagement by its Auditors, shall diligently and in good faith work with the Auditors to permit such Auditors to timely prepare the audit report covering the financial statements. Subject to Buyer’s rights upon a default by Sellers in Section 9.4, Buyer shall reimburse Sellers (and their Affiliates) for the fees and other costs charged by the Auditors or any other third party in connection with Sellers’ compliance with this Section 7.7 (regardless of whether the transaction hereunder (i) shall be terminated prior to the expiration of the Due Diligence Period [and, if Buyer terminates this Agreement prior to the expiration of the Due Diligence Period, then Escrow Holder shall retain a portion of the Escrow Deposit, as estimated by Auditors in writing, of the amount necessary to reimburse Sellers for costs expended in connection with this Section 7.7 upon presentation of written evidence of the same] or (ii) otherwise fails to close after the expiration of the Due Diligence Period), promptly after receipt of written evidence of the same from Sellers, provided that if the costs charged by the Auditors are in excess of $140,000, Buyer and Sellers shall share equally the costs of any such excess. Buyer shall indemnify, defend, and hold harmless Sellers and their Affiliates and all of their employees and officers (as well as any individual signing the representation letter) from and against any and all liabilities, claims, amounts and damages relating to any of the foregoing in this Section 7.7 (other than with respect to a default by Sellers of its obligations under this Section 7.7), including all claims against any of the foregoing parties (i) with respect to the inclusion of any financial statements for the Properties in any filings by Buyer with the SEC or (ii) by Sellers’ Auditors, except to the extent that any such claim is ultimately determined in an appropriate judicial proceeding to be the result of Sellers’ fraud. The provisions of this Section 7.7 shall survive Closing or termination of this Agreement.

7.8 Actions by Buyer in Violation of Agreement. Until the Closing Date, Buyer shall not take, or purposefully omit to take, any action that would violate any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement or intentionally cause any of the conditions precedent to a party’s obligations hereunder not to be satisfied.

8. DISCLAIMER, RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

8.1 DISCLAIMER.

8.1.1 Intentionally Omitted.

8.1.2 SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTIES, AND BUYER HAS OR WILL HAVE AN ADEQUATE OPPORTUNITY TO UNDERTAKE AND COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS OF THE PROPERTIES (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) IT DEEMS NECESSARY AND WILL ACQUIRE THE PROPERTIES SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEEDS OR OTHER DOCUMENTS DELIVERED BY SELLERS AT CLOSING).

8.1.3 DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLERS WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES, AND SELLERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO (AND EXPRESSLY DISCLAIM ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE DEEDS OR OTHER DOCUMENTS DELIVERED BY SELLERS AT CLOSING). SELLERS SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE

PROPERTIES NOR SHALL SELLERS BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTIES OR THE OPERATION THEREOF (EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE DEEDS OR OTHER DOCUMENTS DELIVERED BY SELLERS AT CLOSING), FURNISHED BY SELLERS, OR BY ANY REAL ESTATE BROKER (INCLUDING THE BROKERS), AGENT, REPRESENTATIVE, AFFILIATE, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLERS’ BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”).

8.2 RELEASE. EXCEPT WITH RESPECT TO MATTERS SET FORTH IN THIS AGREEMENT, IN THE DEED OR THE OTHER DOCUMENTS DELIVERED BY SELLERS AT CLOSING, BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM, AND ASSUMES ALL RISKS WITH RESPECT TO, ALL CLAIMS WHICH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY“) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTIES INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION (INCLUDING ANY CLAIMS WITH RESPECT TO THE SSF WATER INTRUSION) AND ANY ENVIRONMENTAL CONDITIONS, AND, EXCEPT WITH RESPECT TO MATTERS SET FORTH IN THIS AGREEMENT, IN THE DEED OR THE OTHER DOCUMENTS DELIVERED BY SELLERS AT CLOSING, BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, AND, IN THAT REGARD, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” THE FOREGOING PROVISIONS OF THIS SECTION 8.2 SHALL NOT LIMIT, HOWEVER, SELLERS’ EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

INITIALS OF BUYER

8.3 Certain Property Disclosures. Without limitation on any other provision of this Agreement or the documents executed in connection herewith, Sellers hereby disclose to Buyer the conditions and matters set forth on Exhibit “S” attached hereto with respect to the Properties, and Buyer shall evaluate such conditions and matters during the Due Diligence Period in accordance with the provisions of Section 4.2. Buyer shall assume all responsibility for such conditions and matters and shall not seek any payment (other than as expressly provided in Section 3.2) or other action from Sellers (and Sellers shall have no obligation) with respect to such conditions and matters and disclosure of such conditions and matters by others shall not be a cause for objection by Buyer; such conditions and matters have already been taken into account in calculating the Purchase Price; and such conditions and matters shall not be deemed to expand in any manner the limited representations and warranties of Sellers contained herein.

8.4 SURVIVAL. THIS SECTION 8 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

9. Indemnification/Default.

9.1 Indemnification of Buyer. If the transactions contemplated by this Agreement are consummated as provided herein, without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Buyer for a breach hereof, each Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against all losses, damages, judgments, liabilities and claims, in each case paid to or asserted by a third party, and reasonable expenses (including reasonable attorneys’ fees) of every kind, nature and description in existence before, on or after Closing, arising out of or relating to:

(a) any third party tort claim for personal injury or damage or loss of property made or asserted against Buyer or any of its Affiliates, relating to such Seller’s Property and to the period prior to Closing;

(b) any claim made or asserted by an employee of Seller or any of its Affiliates, relating to such Seller’s Property and to the period prior to Closing; and

(c) any claim made by a third party for breach of contract with respect to the Service Agreements or any other contract to which such Seller or any of its Affiliates is a party or by which such Seller or any of its Affiliates is bound, relating to such Seller’s Property and to the period prior to Closing.

9.2 Indemnification of Sellers. If the transactions contemplated by this Agreement are consummated as provided herein, without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Sellers for a breach hereof, Buyer hereby agrees, with respect to this Agreement, to indemnify, defend and hold harmless Sellers from and against all losses, damages, judgments, liabilities and claims, in each case paid to or asserted by a third party, and reasonable expenses (including reasonable attorneys’ fees) of every kind, nature and description in existence before, on or after Closing, arising out of or relating to:

(a) any third party tort claim for personal injury or damage or loss of property made or asserted against Sellers or any of its Affiliates, relating to any of the Properties and to the period from and after the Closing;

(b) any claim made or asserted against Sellers with respect to the physical condition or the matters set forth in the Renton Reports, except for third party claims arising out of the condition of the Renton Hotel during the period before the Closing;

(c) any claim made or asserted against Sellers or any of their Affiliates with respect to Buyer’s breach of Section 10.18 or any claim made by an employee of Buyer, its Affiliates or its manager relating to any of the Properties and to the period from and after the Closing; and

(d) any claim made by a third party for breach of contract with respect to the Service Agreements or any other contract to which such Buyer, any of its Affiliates or its manager is a party or by which Buyer, any of its Affiliates or its manager is bound, relating to any of the Properties and to the period from and after the Closing.

9.3 Indemnification Procedure for Claims of Third Parties. Indemnification, with respect to claims resulting from the assertion of liability by those not parties to this Agreement, shall be subject to the following terms and conditions:

9.3.1 The party seeking indemnification (the “Indemnified Party”) shall give prompt written notice to the party or parties from which it is seeking indemnification (the “Indemnifying Party”) of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Section 9, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

9.3.2 If in any action, suit or proceeding (a “Legal Action”) the relief sought is solely the payment of money damages, and if the Indemnifying Party specifically agrees in writing to indemnify such Indemnified Party with respect thereto and demonstrates to the reasonable satisfaction of such Indemnified Party its financial ability to do so, the Indemnifying Party shall have the right, commencing thirty (30) days after such notice, at its option, to elect to settle, compromise or defend, pursuant to this paragraph, by its own counsel and at its own expense, any such Legal Action involving such Indemnified Party’s asserted liability. If the Indemnifying Party does not undertake to settle, compromise or defend any such Legal Action, such settlement, compromise or defense shall be conducted in the sole discretion of such Indemnified Party, but such Indemnified Party shall provide the Indemnifying Party with such information concerning such settlement, compromise or defense as the Indemnifying Party may require. If the Indemnifying Party undertakes to settle, compromise or defend any such asserted liability, it shall notify such Indemnified Party in writing of its intention to do so within thirty (30) days of notice from such Indemnified Party provided above.

9.3.3 Notwithstanding the provisions of Section 9.3.2, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party. Furthermore, (x) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (y) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief, the Indemnified Party shall be entitled to assume the defense of the Legal Action in its sole discretion. If the defense of the Legal Action is elected to be handled by the Indemnified Party under the provisions of this subsection, the Indemnified Party shall pay all of its own legal fees and other expenses incurred in conducting such defense.

9.3.4 In any Legal Action initiated by a third party and defended by the Indemnifying Party: (w) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its sole cost and expense, (x) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (y) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accounts and other representatives, all books and records of Sellers relating to such Legal Action (at the sole cost and expense of the Indemnified Party) and (z) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

9.4 Default by Sellers. If the transaction herein provided as to any Property or Properties shall not close on account of any Seller’s default in the performance of its obligations under this Agreement or on account of the breach of any of the representations and warranties of a Seller under this Agreement, and if such Seller fails to cure such default or breach within five (5) business days after written notice from Buyer (and the Closing shall be extended to allow for such cure period), then, Buyer shall elect, as its sole and exclusive remedy for such default, one of the following remedies: (i) terminate this Agreement by written notice to Sellers delivered within five (5) business days after the expiration of any cure period, either with regard to the Property affected or with regard to all of the Properties (subject to Section 10.11), in which event (x) the Applicable Share(s) of the Escrow Deposit or the entire Escrow Deposit, as applicable, shall be returned to Buyer, and thereafter both Buyer and Sellers shall thereupon be released from all obligations with respect to this Agreement as it relates to the affected Property or to all of the Properties, as applicable, except as otherwise expressly provided herein, and (y) damages equal to Buyer’s actual out-of-pocket costs (including reasonable attorneys fees) incurred in connection with the transactions contemplated herein, in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000) per Property terminated, shall be paid by each defaulting Seller upon receipt of a written demand by Buyer together with written evidence of such costs, or (ii) provided that Buyer shall have fully performed its obligations hereunder and shall be ready, willing and able to close, treat this Agreement as being in full force and effect, in which case Buyer shall have the right to bring an action against the applicable Seller(s) (and, in the case of the sale of the South San Francisco Hotel, against SSF Landing) for specific performance as to the affected Property(ies), so long as such action is commenced within sixty (60) days after the Closing Date (or in the case of the South San Francisco Hotel, the Outside Date).

9.5 DEFAULT BY BUYER. IF THE TRANSACTION HEREIN PROVIDED AS TO ANY PROPERTY OR PROPERTIES SHALL NOT CLOSE ON ACCOUNT OF BUYER’S DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES OF BUYER, AND IF BUYER FAILS TO CURE SUCH DEFAULT OR BREACH WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE FROM SELLERS, THEN THE APPLICABLE SHARE OF THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLERS AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER THIS AGREEMENT FOR SUCH FAILURE TO CLOSE (AND IF THE AGREEMENT SHALL NOT BE CLOSED IN ITS ENTIRETY, THEN THE ENTIRE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLERS). IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT

SELLERS WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTIES WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLERS SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTIES SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER’S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT (OR THE APPLICABLE SHARE THEREOF) SHALL BE SELLERS’ SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT.

Seller’s Initials	Buyer’s Initials

9.6 Closing. In the event the transaction herein provided shall close, the Escrow Deposit shall be applied as a partial payment of the Purchase Price.

10. Miscellaneous.

10.1 Brokers.

10.1.1 Except as provided in Section 10.1.2 below, Sellers represent and warrant to Buyer, and Buyer represents and warrants to Sellers, that no broker or finder has been engaged by them or it, respectively, in connection with the sale contemplated by this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Sellers shall indemnify, defend and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Sellers, and Buyer shall indemnify, defend and hold harmless Sellers from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

10.1.2 If and only if the sale contemplated herein closes, Sellers (or one of their Affiliates) have agreed to pay a brokerage commission to Merrill Lynch and Century Pacific, L.P. (the “Brokers”) pursuant to separate written agreements between Sellers (or one of their Affiliates) and each of the Brokers. Sellers shall indemnify, defend and hold Buyer harmless from all liabilities, obligations, claims and costs arising from such agreement by Sellers (or one of their Affiliates). Section 10.1.1 is not intended to apply to leasing commissions incurred in accordance with this Agreement.

10.2 Limitation of Liability.

10.2.1 Notwithstanding anything to the contrary contained herein or in any document executed in connection herewith, if the Closing of the transactions hereunder shall have occurred: (1) no Seller shall have liability (and Buyer shall make no claim against any

Seller) for a breach of its representations, warranties, covenants or indemnifications and any other obligation of such Seller under this Agreement or under any document executed by such Seller in connection with this Agreement, unless the valid claims for all such breaches and indemnifications against such Seller collectively aggregate to more than Twenty-Five Thousand and No/100 Dollars ($25,000), (2) the liability of all Sellers under this Agreement and such documents shall not exceed, in the aggregate, an amount (the “Maximum Liability Amount“) equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), and (3) in no event shall any Seller be liable for any consequential or punitive damages.

10.2.2 The representations, warranties, covenants and obligations of each Seller under this Agreement and the documents executed in connection herewith are several (and not joint and not joint and several) and each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations and covenants set forth in this Agreement and the documents executed in connection herewith. Buyer shall look solely to the applicable Seller for any amount due, or obligation owed, hereunder by such Seller. Each of Buyer and Sellers agree that no constituent member, shareholder or partner in or agent of any Seller or Buyer, respectively, nor any affiliate, advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in any Seller or Buyer, respectively, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer or Seller, respectively, and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to such Seller’s or Buyer’s, respectively, assets (and any escrowed funds provided hereunder) for the payment of any claim or for any performance, and Buyer or Seller, respectively, on behalf of itself and their respective successors and assigns, hereby waives any and all such personal liability of such member, shareholder or partner. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member, shareholder or partner in any Seller or Buyer, respectively (or in any other constituent member, shareholder or partner of any Seller or Buyer, respectively), nor any obligation of any constituent member, shareholder or partner in any Seller or Buyer, respectively, (or in any other constituent member, shareholder or partner of any Seller or Buyer, respectively) to restore a negative capital account, to make a loan or to contribute capital to such Seller or Buyer, respectively, (or to any other constituent member, shareholder or partner of such Seller or Buyer, respectively), shall at any time be deemed to be the property or an asset of such Seller or Buyer, respectively or any such other constituent member, shareholder or partner (and neither Buyer nor Seller, respectively, nor any of their respective successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a member’s, shareholder’s or partner’s obligation to restore, loan or contribute).

10.2.3 The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply (whether by reason of Buyer’s waiver, relinquishment or release of any applicable rights or otherwise).

10.3 Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

10.4 Time of the Essence. Time is of the essence of this Agreement. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or federal or California or Washington state holiday.

10.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. The words “herein”, “hereof”, “hereunder”, “hereby”, “this Agreement” and other similar references shall be construed to mean and include this Agreement and all amendments and supplements hereto unless the context shall clearly indicate or require otherwise. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. As used herein, “good faith” has the meaning set forth for the same in Section 1-201(19) of the Uniform Commercial Code, as adopted in the State of California as of the date of this Agreement.

10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

10.7 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Sellers either directly or indirectly (whether by outright transfer, transfer of ownership interests or otherwise); provided, however, Buyer may assign its interest in this Agreement on or before the Closing Date to an entity in which Buyer directly or indirectly has control and directly or indirectly has more than a 50% ownership interest so long as Buyer and the assignee execute and deliver an assignment and assumption agreement in form reasonably satisfactory to Sellers. In the event of a transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder. No consent given by Sellers to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

10.8 Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery, by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery or by telecopy (with a copy by mail), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Sellers:

c/o Larkspur Hotels, LLC

770 Tamalpais Drive, Suite 220

Corte Madera, California 94925

Telecopier     (415) 945-5002

Telephone:    (415) 945-5000

Attention: Karl K. Hoagland III/Dennis Markus

With Copy To:

Pircher, Nichols & Meeks

1925 Century Park East

Suite 1700

Los Angeles, California 90067

Telecopier:    (310) 201-8922

Telephone:    (310) 201-8900

Attention: Real Estate Notices (SCS/SAG)

To Buyer:

Apple Six Hospitality Ownership, Inc.

c/o Apple REIT Companies

814 East Main Street

Richmond, Virginia 231219

Telecopier:    (804) 344-8129

Telephone:    (804) 727-6314

Attention: Sam Reynolds

With Copy to:

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

Telecopier:    (804) 698-2119

Telephone:    (804) 775-4331

Attention: Charles L. Menges

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. For purposes of this Agreement, Buyer shall be entitled to conclusively rely on the approval, consent or notice of Karl K. Hoagland III as the approval, consent or notice of each Seller.

10.9 Third Parties. Nothing in this Agreement (except Sections 8.2 and 10.2.2), whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

10.10 [INTENTIONALLY OMITTED].

10.11 Obligation to Close on all Properties. Except as expressly set forth in this Agreement, Buyer’s obligation to purchase the Properties and Sellers’ obligation to sell the Properties are not severable and Buyer must purchase, and Seller must sell, all of the Properties. In any instance where Buyer has the right to terminate this Agreement after the expiration of the Due Diligence Period as to a single Property, Buyer may provide notice (a “Single Property Termination Notice”) to the applicable Seller requesting the termination of this Agreement only as to such Property. Such Seller shall have the option to provide notice (a “Response Notice”), in its sole and absolute discretion, to Buyer within three (3) business days after receiving such Single Property Termination Notice, which notice shall provide that such Seller either (x) agrees to allow for the termination of this Agreement solely as to the Property that is the subject of the Single Property Termination Notice or (y) refuses Buyer’s request for such termination; it being understood and acknowledged by Buyer that it is Sellers’ intent to sell all and not part of the Properties hereunder. Such Seller’s failure to deliver to Buyer a Response Notice within the period set forth above shall be deemed to be Seller’s election of option (y) in the preceding sentence. If the applicable Seller elects option (y) or if Buyer fails to receive a Response Notice in the time period noted above (in which event Seller shall be deemed to have elected option (y) above), then Buyer shall, within three (3) business days after receiving the Response Notice or the expiration of the period noted above, give Sellers written notice (“Buyer’s Response Notice”) electing either to (i) terminate this Agreement in its entirety as to all Properties or (ii) purchase all of the Properties (without any offset against the Purchase Price or other recourse or remedy in connection with the provision of this Agreement giving rise to the termination right in the first instance). If Buyer elects to terminate this Agreement in its entirety, the Escrow Deposit shall be disposed of in accordance with the terms of this Agreement. Buyer’s failure to provide Sellers with Buyer’s Response Notice shall be deemed Buyer’s decision to purchase all of the Properties, in which case the Closing shall be consummated as herein provided. Notwithstanding anything contained herein to the contrary, if the transfer of the South San Francisco Hotel is deferred pursuant to Section 5.4, Buyer shall be entitled to exercise any right it may have hereunder to terminate this Agreement with respect to the South San Francisco Hotel before the same is transferred to Buyer, without being required to comply with the foregoing requirements of this Section 10.11.

10.12 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction. In addition, if either Buyer or Seller brings any suit or other proceeding, including an arbitration proceeding, with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses (including witness fees and court costs) and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 10.12 shall survive any termination of this Agreement.

10.13 No Recordation. In no event shall this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the consent of Seller.

10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

10.15 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

10.16 Press Releases. No press release or other public disclosure regarding this Agreement or the transaction contemplated hereby shall be made without Sellers’ prior written consent.

10.17 WARN Act. Buyer and Seller shall cooperate in good faith and take all actions necessary to ensure the compliance with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., and any similar laws of California and Washington state. Sellers shall permit and assist Buyer or Buyer’s manager in communicating offers of employment to employees of the Hotels prior to Closing.

10.18 Employee Matters. Buyer covenants that it shall cause its manager to: (i) offer to hire all existing employees of the Hotels as of the time immediately prior to Closing, at rates of base compensation equal or equivalent to those at which they are presently employed; (ii) for a period of one year following Closing, provide to such employees, for so long as they remain employed, employee benefits that are comparable on the whole to those employee benefits received by the employees of the Hotel in the ordinary course of business over the year immediately preceding the date of this Agreement, provided that such provision does not create a windfall or double compensation for the employees; and (iii) for so long as they remain employed, treat such employees’ continuous employment with any of the Hotels as continuous employment with Buyer’s manager. Buyer shall indemnify, defend, and hold harmless Seller from and against any and all liabilities, claims, amounts and damages relating to Buyer’s failure to do any of the foregoing.

10.19 Assignment of Responsibilities. Payment of wages, salaries, benefits and other liabilities to employees at the Hotels (including without limitation accrued vacation pay, sick leave, bonuses, pension benefits, COBRA rights, and other benefits and employment liabilities) accrued, earned or due and solely attributable to employment prior to Closing, together with F.I.C.A., unemployment and other taxes and benefits due with respect to such employees solely attributable to employment prior to Closing, shall be the sole responsibility of Seller or its Affiliates, and Buyer cause its manager to pay, all of the same with respect to such employees (to the extent such employees become employed by the Buyer’s manager at Closing) attributable to employment from and after Closing.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS:

FOLSOM GARDEN HOTEL COMPANY, LLC, a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

MILPITAS GARDEN HOTEL COMPANY, LLC, a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

ROSEVILLE GARDEN HOTEL COMPANY, LLC, a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

SOUTH SAN FRANCISCO GARDEN HOTEL COMPANY, LLC, a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

RENTON GARDEN HOTEL COMPANY, LLC, a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

BUYER:

APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ Justin G. Knight
Title:	President

SSF Landing JOINDER

The undersigned is hereby executing this Joinder to agree to comply with the provisions of Sections 5.4 and 9.4 of the Agreement, as applicable to the undersigned, to which this Joinder is attached.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

SAN FRANCISCO LANDING HOTEL COMPANY, LLC,
a California limited liability company

By:	/s/ Karl K. Hoagland III
Karl K. Hoagland III
Its sole manager

EXHIBIT LIST

“A”	-	Information Re: Hotels

“B-1”	-	Legal Description of Land (Folsom, California Hilton Garden Inn)

“B-2”	-	Legal Description of Land (Milpitas, California Hilton Garden Inn)

“B-3”	-	Legal Description of Land (Roseville, California Hilton Garden Inn)

“B-4”	-	Legal Description of Land (South San Francisco, California Hilton Garden Inn)

“B-5”	-	Legal Description of Land (Renton, Washington Hilton Garden Inn)

“C”	-	Intentionally Deleted

“D”	-	Form of Certificate re Title

“E”	-	Form of Gap Indemnity

“F”	-	Intentionally Deleted

“G”	-	Form of Post-Closing Escrow Agreement

“H”	-	Form of Escrow Instructions

“I”	-	Form of Grant Deed

“J”	-	Form of Bargain and Sale Deed

“K”	-	Form of General Assignment and Assumption

“L”	-	Form of Seller’s Closing Certificate

“M”	-	Form of Certificate of Non-Foreign Status

“N”	-	Form of Buyer’s Closing Certificate

“O”	-	Exceptions to Seller’s Representations and Warranties

“P”	-	Existing Litigation

“Q”	-	Service Agreements

“R”	-	Environmental Reports

“S”	-	Certain Property Disclosures

“T”	-	Excluded Personal Property

“U-1”	-	Hilton Project Improvement Plan (Folsom, California Hilton Garden Inn)

“U-2”	-	Hilton Project Improvement Plan (Milpitas, California Hilton Garden Inn)

“U-3”	-	Hilton Project Improvement Plan (Roseville, California Hilton Garden Inn)

“U-4”	-	Hilton Project Improvement Plan (South San Francisco, California Hilton Garden Inn)

“U-5”	-	Hilton Project Improvement Plan (Renton, Washington Hilton Garden Inn)

EXHIBIT “A”

Information Re: Hotels

Hotel	Location	Selling Entity	Jurisdiction of Selling Entity/ Foreign Qualifications of Selling Entity	Preliminary Allocated Purchase Price	Applicable Share of Deposit

Folsom, California Hilton Garden Inn	221 Iron Point Road, Folsom, California	Folsom Garden Hotel Company, LLC	California/ N/A		20%

Milpitas, California Hilton Garden Inn	30 Ranch Drive, Milpitas, California	Milpitas Garden Hotel Company, LLC	California/ N/A		20%

Roseville, California Hilton Garden Inn	1951 Taylor Road, Roseville, California	Roseville Garden Hotel Company, LLC	California/ N/A		20%

South San Francisco, California Hilton Garden Inn	670 Gateway Boulevard, South San Francisco, California	South San Francisco Garden Hotel Company, LLC	California/ N/A		20%

Renton, Washington Hilton Garden Inn	1801 E. Valley Road, Renton, Washington	Renton Garden Hotel Company, LLC	California/ Washington		20%

EXHIBIT “B-1”

LEGAL DESCRIPTION OF LAND

Folsom, California Hilton Garden Inn

PARCEL A:

All that portion of parcels 6 and parcel 7 as shown on that certain parcel map entitled “Las Alhambras Center” filed June 30, 1994 in the office of the Sacramento County Recorder in book 139 of parcel maps, at page 13, described as follows:

Beginning at the most Northerly corner of said Parcel 6 in the centerline of Iron Point Road, a 116-foot wide road, as shown on said parcel map; thence from said Point of Beginning, along the Northeasterly line of said parcel 6 and along the centerline of said Iron Point Road, South 43 deg. 00’ 20” East 82.25 feet to a 1000.00 foot radius curve to the left; thence continuing along the Northeasterly line of said parcel 6, along the Northeasterly line of Parcel 7 as shown on said parcel map, along the centerline of said Iron Point Road and along the arc of said curve, through a central angle of 13 deg. 47’ 36” the Chord of which bears South 49 deg. 54” 08” East 240.16 feet to the most Easterly corner of said Parcel 7; thence along the Southeasterly line of said Parcel 7, the following three (3) courses: (1) South 33 deg. 12’ 04” West 58.00 feet; 2) South 46 deg. 59’40” West 265.60 feet; and (3) South 80 deg. 33’08” West 23.89 feet to the most Southerly corner of said Parcel 7; thence along the Southwesterly line of said Parcel 7 and along the Southwesterly line of said Parcel 6, North 43 deg. 00’ 20” West 321.30 feet to the most Westerly comer of said parcel 6; thence along the Northwesterly line of said parcel 6, North 46 deg. 59’ 40” East 313.00 feet to the point of beginning. Said property being described in Certificate of Compliance—Lot Line Adjustment recorded July 7, 1998 in book 199807-07, page 525 of Official Records.

APN: 072-1220-028-0000

PARCEL B:

Reciprocal nonexclusive easements for vehicular and pedestrian ingress and egress and vehicular parking upon, over and across those portions of Common Area as defined in Covenants, Conditions, Restrictions and Grants of Easements recorded July 1, 1994 in book 9407-01, page 0600 of Official Records.

TOGETHER WITH reciprocal nonexclusive easements for the installation, maintenance and operation of common and separate utility lines and related facilities and services for the Common Area and Building Areas, including vaults, manholes, meters, transformers, pipelines, valves, hydrants, sprinkler controls, conduits, sewage facilities, all of which shall whenever and wherever feasible be located below the surface of said Common Area.

EXHIBIT “B-2”

LEGAL DESCRIPTION OF LAND

Milpitas, California Hilton Garden Inn

Parcel One:

Parcel 2, so designated and delineated on the Parcel Map recorded October 16, 1997 in Book 695 of Maps, pages 11 and 12, Santa Clara County Records.

Parcel Two:

A non-exclusive easement for parking and ingress and egress as granted in the Reciprocal Parking Agreement dated October 16, 1997 executed by Milpitas Studio Hotel Company, LLC, a California limited liability company and Milpitas Garden Hotel Company, LLC, a California limited liability company recorded October 16, 1997 as Instrument No. 13899319, Official Records.

APN: 022-54-017

ARB: 22-29-02.12.03

EXHIBIT “B-3”

LEGAL DESCRIPTION OF LAND

Roseville, California Hilton Garden Inn

THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF PLACER, CITY OF ROSEVILLE, DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF PARCELS 1, 2, 3 AND 4, AS SHOWN ON THE PARCEL MAP ENTITLED “PARCEL MAP, 1951 TAYLOR ROAD, PARCEL 19 NERSP, LOT 11, P.B.M. 97, PORTION OF SECTION 36, TOWNSHIP 11 NORTH, RANGE 7 EAST, MDM”, RECORDED JUNE 20,1997 IN BOOK 29 OF PARCEL MAPS AT PAGE 11, PLACER COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY POINT OF PARCEL 3 OF SAID PARCEL MAP; THENCE FROM SAID POINT OF BEGINNING SOUTH 19 DEGREES 16 MINUTES 45 SECONDS EAST 369.88 FEET; THENCE SOUTH 04 DEGREES 07 MINUTES 31 SECONDS EAST 26.69 FEET; THENCE SOUTH 84 DEGREES 51 MINUTES 26 SECONDS WEST 99.11 FEET; THENCE CURVING TO THE LEFT ON AN ARC OF 150.00 FEET RADIUS, THROUGH AN ANGLE OF 10 DEGREES 00 MINUTES 31 SECONDS, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 79 DEGREES 51 MINUTES 10 SECONDS WEST 26.17 FEET; THENCE SOUTH 04 DEGREES 44 MINUTES 47 SECONDS WEST 238.13 FEET; THENCE NORTH 50 DEGREES 51 MINUTES 33 SECONDS WEST 245.15 FEET; THENCE NORTH 39 DEGREES 08 MINUTES 27 SECONDS EAST 41.43 FEET;

THENCE NORTH 49 DEGREES 08 MINUTES 40 SECONDS WEST 151.71 FEET; THENCE CURVING TO THE RIGHT ON AN ARC OF 1800.00 FEET RADIUS, FROM A RADIAL BEARING OF NORTH 55 DEGREES 56 MINUTES 57 SECONDS WEST, THROUGH AN ANGLE OF 14 DEGREES 27 MINUTES 30 SECONDS, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 41 DEGREES 16 MINUTES 48 SECONDS EAST 453.02 FEET TO THE POINT OF BEGINNING.

SAID PARCEL IS SHOWN AS RESULTANT PARCEL C IN DOCUMENT ENTITLED CERTIFICATE OF COMPLIANCE, RECORDED MAY 12, 1998, AS INSTRUMENT NO 98-34583, PLACER COUNTY RECORDS.

EXHIBIT “B-4”

LEGAL DESCRIPTION OF LAND

South San Francisco, California Hilton Garden Inn

[SEE ATTACHED]

EXHIBIT “B-5”

LEGAL DESCRIPTION OF LAND

Renton, Washington Hilton Garden Inn

PARCEL A:

PARCEL A OF CITY OF RENTON LOT LINE ADJUSTMENT NO. LUA-99-018-LLA, RECORDED UNDER RECORDING NO. 9903319004 BEING A PORTION OF LOTS 5, 8 AND 9 OF CITY OF RENTON SHORT PLAT NO. LUA-97-032-SHPL, RECORDED UNDER RECORDING NOS. 9707099006, RECORDS OF KING COUNTY, WASHINGTON.

PARCEL B:

EASEMENT RIGHTS GRANTED PURSUANT TO THAT CERTAIN DECLARATION OF EASEMENT GRANTED BY THE AUSTIN COMPANY, RECORDED UNDER RECORDING NO. 9707090557 AND RE-RECORDED UNDER RECORDING NO. 9708131084.

EXHIBIT “C”

Intentionally Deleted

EXHIBIT “D”

[FORM OF]

CERTIFICATE RE TITLE

The undersigned hereby certifies to LandAmerica American Title Company (the “Title Company”) that to the undersigned’s knowledge:

1. The undersigned is the owner of the “Subject Property” (which, as used herein, means the [                    ] Hilton Garden Inn located at [                    ], [            ] County, [                    ]). However, the foregoing statement as to Owner’s ownership of the Subject Property is based upon [                                        ] Owner’s Policy No. [                    ], effective [                         ,                     ], and the fact that the Owner has not transferred fee title to the Subject Property.

2. Except for work that has been performed or is currently being performed or supplies that have been furnished or are currently being furnished by the materialmen, suppliers and contractors identified on Schedule “A” attached hereto, there are no past due bills for the performance of labor at, or the provision of materials or supplies for, the Subject Property performed or provided at the written request, or with the written approval, of the undersigned.

3. The undersigned has not entered into any mortgages encumbering the Subject Property or improvements thereon that have not been fully performed or satisfied or released, except as set forth in that certain title commitment (the “Title Commitment”) dated [                    ], 2005, issued by the Title Company and identified as No. [                    ].

4. The undersigned is not a party to any proceedings by any agency or authority, public or private, that levies taxes or assessments, which may result in an increase in taxes or assessments affecting the Subject Property for any period prior to the date hereof and which are not shown by the public records.

5. The only permitted occupants of the Property are hotel guests and any person or entity identified on Schedule B to the Title Commitment. The undersigned has not entered into any options to purchase the Subject Property or rights of first refusal to purchase the Subject Property either pursuant to written leases or by separate agreements.

6. The undersigned has not entered into any unrecorded sale contracts, deeds, mortgages or purchase options affecting the Subject Property or improvements thereon, which are presently in effect and will survive the transfer to [                    ], a [                    ] (“Buyer”), except as set forth in the Title Commitment and except for the purchase agreement with and deed to Buyer.

The undersigned makes these statements for the purpose of inducing the Title Company to issue the endorsements to one or more of the owner’s policies issued pursuant to the Title Commitment.

Any statement “to the undersigned’s knowledge” (or similar phrase) shall mean that the undersigned have no knowledge that such statement is untrue (and, for this purpose, the undersigned’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of Karl K. Hoagland III, but such individual shall not have any liability in connection herewith). Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this Certificate shall survive until twelve (12) months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation in [                    ] County, [                    ]) shall terminate; and (2) to the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the undersigned shall have no liability with respect to the same. Without limitation on item (2) above, Title Company shall be deemed to have knowledge of any matters of record.

This Certificate is dated as of the      day of [                    ], 2005.

,
a

By:
Name:
Title:

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On [                    ], 2005, before me,                                         , a Notary Public in and for said County and State, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:

Notary Public
My Commission Expires:

SCHEDULE LIST

Schedule “A” -	Work of Improvement

SCHEDULE “A”

WORK OF IMPROVEMENT

[SEE ATTACHED]

EXHIBIT “E”

Form of Gap Indemnity

[See attached]

GAP INDEMNITY

WHEREAS, LandAmerica American Title Company (the “Company”) has been requested to issue its title insurance policy or policies or commitments therefore, No.                      (the “Policy”), in respect to the land therein described:

AND WHEREAS, the Company has raised as title exceptions in the Policy certain defects, liens, encumbrances, adverse claims, or other matters, all hereinafter referred to as “Gap Exception”, described as follows:

Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

AND WHEREAS the Company has been requested to issue the Policy, and will be requested to periodically endorse the Policy, either free and clear of all mention of the aforesaid Gap Exception or insuring against loss or damage by reason thereof;

AND WHEREAS, the Company is unwilling to issue the policy or policies until the closing instrument(s) under which the insured acquires an interest in said real property is/are recorded in the appropriate registry;

NOW THEREFORE in consideration of the Company issuing its policy or policies without making exception therein of matters which may arise between the date hereof and                     , 2005 (hereinafter the “GAP”), the undersigned hereby agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, claim or lien which it causes to arise or files, as the case may be, against or having an effect upon the captioned premises within the GAP period, occasioned or caused by or assumed by the undersigned and further agrees to indemnify and hold the Company harmless against all loss or damage, including but not limited to all expenses, costs and attorneys’ fees which may arise out of failure to so remove, bond or otherwise dispose of any said encumbrance, claim or lien. The indemnity set forth in this paragraph shall survive for a period of three (3) months after the date hereof and shall thereafter be of no further force and effect.

[Remainder of Page Left Intentionally Blank]

The foregoing notwithstanding, it is hereby covenanted and agreed, and expressly made a part of this agreement, that the liability of the undersigned hereunder shall cease and terminate on the date on which recordation occurs of the instrument(s) required for the issuance of the Policy, or two business days from the date hereof, whichever is the first to occur.

IN WITNESS WHEREOF, the undersigned has caused these presents to be signed as of this      day of                     , 2005.

,
a

By:
Name:
Title:

EXHIBIT “F”

Intentionally Deleted

EXHIBIT “G”

Form of Post-Closing Escrow Agreement

POST-CLOSING ESCROW AGREEMENT

THIS POST-CLOSING ESCROW AGREEMENT (this “Agreement”) is executed as of             , 2005 (the “Closing Date”) and effective as of             , 2005 (the “Effective Date”), by and among [                                                 ], a [                                ] (“Seller”), APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation (“Buyer”), and LANDAMERICA AMERICAN TITLE COMPANY (“Escrow Agent”).

R E C I T A L S

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of             , 2005 (the “Purchase Agreement”) among Seller, Apple Six Hospitality Ownership, Inc. and certain other parties, Seller agreed to sell to Buyer the Hilton Garden Inn hotel located at                                          (the “Hotel”);

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, Buyer and Seller have requested that Escrow Agent hold in escrow the Escrow Funds (as defined in the Purchase Agreement) in the amount of $200,000.00 in accordance with the provisions, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Escrow Funds are being delivered to Escrow Agent in accordance with the terms of the Purchase Agreement and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Appointment of Escrow Agent. Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Funds. Escrow Agent shall invest the Escrow Funds as directed by Seller, provided such investments are reasonably acceptable to Buyer, and interest earned thereon shall be disbursed to Seller at the time the Escrow Funds are disbursed in accordance with the terms of this Agreement and the Purchase Agreement.

3. Escrow Funds. Escrow Agent shall keep the Escrow Funds in Escrow Agent’s possession pursuant to this Agreement to provide for timely payment of certain post-closing claims made by Buyer against Seller (each, a “Claim”) during the period beginning on the date of Closing and ending twelve (12) months thereafter (the “Claim Period”), as more particularly provided in Section 5.5 of the Purchase Agreement.

4. Claims. Upon the good faith determination by Buyer of the amount for which a Claim will be made, Buyer shall send notice of such Claim (stating the amount claimed) to the Escrow Agent and Seller. If Seller does not give written notice to the Escrow Agent and Buyer of its intent to dispute the Claim or the amount claimed within ten (10) business days of the date Seller receives, pursuant to paragraph 8 below, Buyer’s notice of Claim, Escrow Agent shall immediately after the expiration of such period pay to Buyer from the Escrow Funds the amount specified in Buyer’s notice. If Seller disputes the Claim within the ten (10) business day period and Buyer and Seller are unable to settle the dispute, then Escrow Agent shall continue to hold the Escrow Funds until a final determination of the rights of the parties is made in an appropriate proceeding in the form of an order of a court of competent jurisdiction or other authority directing the Escrow Agent to release the Claim Amount (or portion thereof) or upon receipt by Escrow Agent of joint written instructions from Buyer and Seller (which may be signed in counterpart). Buyer and Seller shall bear equally the expenses of the Escrow Agent in connection therewith. Payment of any Escrow Funds to Buyer shall not discharge Seller’s obligations under the Purchase Agreement (up to but no more than the Maximum Liability Amount). Seller shall be and remain liable to Buyer for, and shall pay to Buyer the full amount of, all such Claims (but only to the extent Seller is determined to be liable for the same) notwithstanding that the Escrow Funds may be insufficient to pay the same in full. Upon the expiration of the Claim Period, if the aggregate estimated amount (as reasonably determined by Buyer in good faith) of all Claims (the “Claim Amount”) made during the Claim Period is less than Escrow Funds then held by Escrow Agent, the Escrow Funds shall be reduced to the Claim Amount, and Escrow Agent shall deliver the balance of the Escrow Funds to Seller. If Buyer has made no Claims during the Claim Period, upon the expiration of the Claim Period, Escrow Agent shall deliver all of the Escrow Funds to Seller. Escrow Agent shall continue to hold all or such portion, as applicable, of the Escrow Funds remaining in escrow after the expiration of the Claim Period until a final determination of the rights of the parties subject to any Claim(s) asserted by Buyer is made in an appropriate proceeding, provided that if any such Claim is not resolved and Buyer has not commenced a lawsuit or other proceeding for each Claim made during the Claim Period within the three (3) months following the Claim Period, then the Claim Amount attributable to each such Claim with respect to which a lawsuit or other proceeding shall not have been commenced, shall be released by Escrow Agent to Seller.

5. Reliance by Escrow Agent. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be signed by and of the parties hereto or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

6. Liabilities of Escrow Agent.

a. Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent’s willful misconduct, bad faith or negligence.

b. In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the parties hereto jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful misconduct, bad faith or negligence of Escrow Agent.

c. Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent’s satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing.

7. Resignation or Termination of Escrow Agent.

a. Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder at any time upon giving ten (10) business days’ prior written notice to each of the parties hereto. The parties hereto will thereupon jointly designate a successor escrow agent hereunder within said ten (10) business day period to whom the Escrow Funds shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Escrow Funds as custodian thereof until otherwise directed by the parties hereto, jointly, or until the Escrow Funds is released in accordance with clause 7(B) below, in each case, without liability or responsibility.

b. Anything in this Agreement to the contrary notwithstanding, (i) Escrow Agent, on notice to the parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Escrow Funds with a court of competent jurisdiction in the state where Seller’s Property is located and the commencement of an action of interpleaders, and (ii) in the event of litigation between any of the parties with respect to the Escrow Funds, Escrow Agent may deposit the Escrow Funds with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the parties hereto. Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or its enforcement or to appear in, prosecute or defend any action or legal proceeding which, in the opinion of Escrow Agent, would or might involve Escrow Agent in any cost, expense, loss, damage or liability, unless and as often as requested, Escrow Agent shall be furnished with security and indemnity satisfactory to Escrow Agent against all such costs, expenses (including attorney’s fees), losses, damages and liabilities.

8. Notices. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, (iii) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below or (iv) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

If addressed to Seller, to:

c/o
770 Tamalpais Drive, Suite 220
Corte Madera, California 94925
Telecopier (415) 945-5002
Telephone: (415) 945-5000
Attention: Karl K. Hoagland III/Dennis Markus

with a copy to:	Pircher, Nichols & Meeks
1925 Century Park East
Suite 1700
Los Angeles, California 90067
Telecopier: (310) 201-8922
Telephone: (310) 201-8900
Attention: Real Estate Notices (SCS/SAG)

If addressed to Buyer, to:

Apple Six Hospitality Ownership, Inc.
814 East Main Street
Richmond, Virginia 23219
Attn: Sam Reynolds
Fax No.: (804) 344-8129

with a copy to:

Charles L. Menges, Esq.
McGuireWoods LLP
One James Center
Richmond, Virginia 23219
Fax No.: (804) 698-2119

If addressed to Escrow Agent, to:

LandAmerica American Title
8201 Preston Road, Suite 280
Dallas, Texas 75225
Attn: Debby Moore
Fax No.: (214) 368-0039

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

9. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

10. Binding Effect; Assignment; Amendments; Survival. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns. No party hereto shall assign, pledge or otherwise encumber its rights or obligations hereunder in whole or in part without the prior written consent of the other parties hereto. This Agreement may only be amended by a written modification executed by Buyer and Seller. This Agreement shall survive Closing of the sale of Seller’s Property and delivery of the deed therefore and shall be in addition to, and not in limitation or in lieu of, all other rights and remedies available to Buyer at law, in equity or by contract, including the Purchase Agreement, which rights and remedies Buyer shall be entitled to exercise concurrently or in such order as Buyer may elect, in its sole discretion.

11. Governing Law. This Agreement shall be governed by the laws of the state in which Seller’s Property is located, without regard to its conflict of law principles.

12. Incorporation of Purchase Agreement. The covenants, agreements, and limitations (including, but not limited to, the limitations provided in Sections 7.3, 8 and 10.2 of the Purchase Agreement) provided in the Purchase Agreement are hereby incorporated herein by this reference as if herein set out in full. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this Agreement, the provisions of the Purchase Agreement shall prevail.

13. Dispute as to Escrow Funds. In the event that a dispute arises with regard to the delivery of the Escrow Funds, Escrow Agent shall deliver the Escrow Funds only pursuant to a joint written instruction from Buyer and Seller. In the event of any such dispute Escrow Agent shall have the following rights: (1) Escrow Agent may, upon giving written notice to Seller and Buyer, deposit the Escrow Funds with the clerk of the court in which litigation, if any, between Buyer and Seller in connection with the Escrow Funds is pending; or (2) Escrow Agent may, upon giving written notice to Seller and Buyer, take such affirmative steps as Escrow Agent may, at its option, elect in order to terminate its duties as escrow agent in accordance with Paragraph 7 above. Upon the taking by Escrow Agent of either of the actions described in clause (1) or (2) above, Escrow Agent shall be released of and discharged from any further obligations.

If Escrow Agent shall receive an instruction (hereinafter the “Instruction”) with respect to the Escrow Funds, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the “Instructing Party” and the party which shall not have given the Instruction being hereinafter referred to as the “Non-Instructing Party”), Escrow Agent shall promptly transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. The Instruction shall specify in detail the pertinent provisions of the Purchase Agreement that govern the Instructing Party’s instruction as to the Escrow Funds, and if a default under the Agreement is alleged, the Instructing Party shall specify in detail the nature of such default. Escrow Agent shall act in accordance with the Instruction unless within five (5) business days from Escrow Agent’s receipt of the Instruction the Non-Instructing Party shall notify Escrow Agent in writing that Escrow Agent is not to comply with the Instruction and specifying in detail the reasons for not complying with the Instruction, and if a default under the Purchase Agreement is alleged. If the Non-Instructing Party shall advise Escrow Agent not to comply with the Instruction and specifies in detail the reason for such noncompliance as aforesaid, Escrow Agent shall not act in accordance with the Instruction, but may thereafter either:

(a) act solely in accordance with any of the following:

(i) a new Instruction signed jointly by Seller and Buyer;

(ii) separate Instructions of like tenor from each of Seller and Buyer; or

(iii) a certified copy of a final court order from a court of competent jurisdiction ordering the disposition of the Escrow Funds; or

(b) deposit the Escrow Funds with a court that Escrow Agent selects after giving Seller and Buyer ten (10) days prior written notice that Escrow Agent intends to do the same, and in such event any and all liability and responsibility that Escrow Agent has under this Agreement shall terminate upon such deposit having been made. Seller and Buyer hereby agrees to be severally (and not jointly and severally) responsible for the reasonable costs that Escrow Agent incurs in connection with such deposit with a court.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SELLER:

[ ]

By:
Name:
Title:

Seller’s Tax ID No.

BUYER:

APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:
Name:
Title:	Vice President

ESCROW AGENT:

LANDAMERICA AMERICAN TITLE

By:
Name:
Title:

EXHIBIT “H”

[FORM OF]

ESCROW INSTRUCTIONS

October     , 2005

LandAmerica American Title Company

8201 Preston Road, Suite 280

Dallas, Texas 75225

Attention: Debby Moore

Re:	Sale of Portfolio of Hilton Garden Inn Hotels
Your Order Number [ ]

Ladies and Gentlemen:

Please refer to that certain agreement captioned “PURCHASE AND SALE AGREEMENT”, dated as of October __, 2005, between Folsom Garden Hotel Company, LLC, a California limited liability company (“Folsom LLC”), Milpitas Garden Hotel Company, LLC, a California limited liability company (“Milpitas LLC”), Roseville Garden Hotel Company, LLC, a California limited liability company (“Roseville LLC”), South San Francisco Garden Hotel Company, LLC, a California limited liability company (“SSF LLC”), Renton Garden Hotel Company, LLC, a California limited liability company (“Renton LLC”) (Folsom LLC, Milpitas LLC, Roseville LLC, SSF LLC and Renton LLC are individually referred to as a “Seller” and also collectively referred to herein as “Seller”), and Apple Six Hospitality Ownership, Inc., a Virginia corporation (“Buyer”), respecting certain properties (each individually, a “Property” and collectively, the “Properties”). Such agreement, together with all amendments or modifications thereto, is herein called the “Agreement”. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Agreement.

This letter will constitute your instructions with respect to the “Funds” and “Documents” described below.

A. Delivery of Funds. You may be receiving from the Buyer the Initial Deposit and the Additional Deposit as set forth in the Agreement. The Initial Deposit and the Additional Deposit (collectively, the “Escrow Deposit”) shall be held by you in escrow, and shall be refunded to Buyer or disbursed to Sellers, in accordance with the terms and conditions of Agreement and as set forth herein. On or before the Closing Date, Buyer will be wire-transferring to your escrow account at [                    ] (the “Bank”) sufficient funds (the “Additional Funds”), when added to the Escrow Deposit, to enable you to make all payments noted on the “Closing Statement”, including, the “Seller Amount” (as such terms are hereinafter defined), pursuant to the following wiring instructions which you have provided us:

Bank:	[ ]
ABA Number:	[ ]

Account Number:	[ ]

Account Name:	LandAmerica American Title Company
8201 Preston Road, Suite 280
Dallas, Texas 75225
Attention: Debby Moore

Reference Escrow Number:

Reference Contact:	[ ]
[ ]County, [ ]
Attention:

As used herein, the Escrow Deposit and the Additional Funds are herein collectively called the “Funds”.

B. Delivery of Documents.

(1) Recordation Documents. On or before the Closing Date, Seller shall deliver to you executed originals of the following documents (the “Recordation Documents”):

(a) Grant Deed, executed and acknowledged by Folsom LLC;

(b) Grant Deed, executed and acknowledged by Milpitas LLC;

(c) Grant Deed, executed and acknowledged by Roseville LLC;

(d) Grant Deed, executed and acknowledged by SSF LLC; and

(e) Bargain and Sale Deed, executed and acknowledged by Renton LLC.

(2) Non-Recordation Documents. On or before the Closing Date, Buyer or Seller or both shall deliver to you executed originals (which may be in counterpart) of the following documents (the “Non-Recordation Documents”):

(a) General Assignment and Assumption, executed by Folsom LLC and Buyer;

(b) General Assignment and Assumption, executed by Milpitas LLC and Buyer;

(c) General Assignment and Assumption, executed by Roseville LLC and Buyer;

(d) General Assignment and Assumption, executed by SSF LLC and Buyer;

(e) General Assignment and Assumption, executed by Renton LLC and Buyer;

(f) Certificate of Non-Foreign Status and any required state withholding certificate, executed by Folsom LLC;

(g) Certificate of Non-Foreign Status and any required state withholding certificate, executed by Milpitas LLC;

(h) Certificate of Non-Foreign Status and any required state withholding certificate, executed by Roseville LLC;

(i) Certificate of Non-Foreign Status and any required state withholding certificate, executed by Renton LLC;

(j) Seller’s Closing Certificate, executed by Folsom LLC;

(k) Seller’s Closing Certificate, executed by Milpitas LLC;

(l) Seller’s Closing Certificate, executed by Roseville LLC;

(m) Seller’s Closing Certificate, executed by SSF LLC;

(n) Seller’s Closing Certificate, executed by Renton LLC;

(o) Buyer’s Closing Certificate, executed by Buyer;

(p) Certificate Re Title, executed by Folsom LLC;

(q) Certificate Re Title, executed by Milpitas LLC;

(r) Certificate Re Title, executed by Roseville LLC;

(s) Certificate Re Title, executed by SSF LLC;

(t) Certificate Re Title, executed by Renton LLC;

(u) Any transfer tax forms required from Folsom LLC, executed by Folsom LLC;

(v) Any transfer tax forms required from Milpitas LLC, executed by Milpitas LLC;

(w) Any transfer tax forms required from Roseville LLC, executed by Roseville LLC;

(x) Any transfer tax forms required from SSF LLC, executed by SSF LLC;

(y) Any transfer tax forms required from Renton LLC, executed by Renton LLC;

(z) Any transfer tax forms required from Buyer, executed by Buyer;

(aa) A closing statement for each of Seller and Buyer (the “Closing Statement”) with respect to the transactions contemplated by the Agreement, prepared by you and signed or initialed by each of Seller and Buyer.

(bb) As to each Seller, a certificate of such Seller’s managing member, (i) to which are attached (A) resolutions of such Seller’s members authorizing the transactions contemplated by the Agreement, (B) the articles of organization of such Seller certified by the Secretary of State of California and (C) a certificate of good standing of such Seller issued by the Secretary of State of California within thirty (30) days before the Closing Date and (ii) certifying that such resolutions and articles of organization are in full force and effect and that the person(s) named in such certificate are authorized to execute the Documents on behalf of such Seller;

(cc) As to Buyer, a certificate of the Board of Directors of Buyer, (i) to which are attached (A) resolutions of the Buyer’s Board of Directors authorizing the transactions contemplated by the Agreement, (B) the articles of incorporation of Seller certified by the Secretary of State of Virginia and (C) a certificate of good standing of Buyer issued by the Secretary of State of Virginia within thirty (30) days before the Closing Date, (D) a certificate of good standing issued by the Secretary of State of California within thirty (30) days before the Closing Date and (ii) certifying that such resolutions and articles of incorporation are in full force and effect and that the persons named in such certificate are authorized to execute the Documents on behalf of Buyer;

(dd) As to each Seller, the Post-Closing Escrow Agreement, executed by such Seller and Buyer;

(ee) Such other documents as may be contemplated by the Agreement for execution and delivery to you at the Closing or as Buyer and Sellers otherwise agree to execute and deliver to you for Closing.

C. Conditions to Close of Escrow. Upon delivery of the Additional Funds and the Documents to you, the Funds shall not be disbursed and none of the Documents shall be recorded (or filed) or delivered to any person or entity until each of the following conditions is satisfied:

(1) You have received all of the Funds (and have determined that you have received funds sufficient to pay all amounts noted on the Closing Statement) and you are unconditionally and irrevocably prepared to wire or otherwise disburse the same in accordance with paragraph D below.

(2) You have received the Recordation Documents and the Non-Recordation Documents (collectively, the “Documents”) and you are unconditionally and irrevocably prepared to record the Recordation Documents in accordance with paragraph D below. In addition, you must confirm that the Documents have been properly dated and duly executed, that all blanks therein have been filled in, that the name and capacity of every signer (including all witnesses and notaries) are typed or printed below each signature line, and that all required exhibits/schedules to the Documents have been attached, are properly labeled and properly describe the real property intended to be conveyed thereby or referenced therein, as described in the applicable Commitment.

(3) All requirements in Schedule B, Section 1 of each of the Commitments have been satisfied or waived by Buyer and you are irrevocably committed and prepared to issue the Owner’s Policies without additional exceptions and without any exception for matters arising or recorded after the effective date of the Commitments, except as may be waived by Buyer. By your acceptance of these instructions, you acknowledge and agree that, upon your disbursement of the Funds, or any portion thereof, all title insurance premiums have been paid in full and the Commitments shall constitute the Owner’s Policies effective as of the Closing Date until receipt of the original Owner’s Policies, and you agree to accept all risks and liabilities for the issuance of the Owner’s Policies in accordance with these instructions.

(4) You have received all information necessary for filing the forms (the “Information Returns”) then required to be filed pursuant to Section 6045 of the Internal Revenue Code with respect to the transactions contemplated by the Agreement (including Seller’s written approval of the amount of gross proceeds to be shown on the Information Returns) and you are unconditionally and irrevocably prepared to serve as the designated “reporting person” (with such term having the meaning prescribed in §1.6045–4(a) of the U.S. Treasury Regulations (the “Regulations”)) in accordance with §1.6045–4(e)(5) of the Regulations and, accordingly, (a) file all information returns required under the Regulations in respect of such transactions, and (b) furnish to Seller any statements required under the Regulations in respect of such transactions.

(5) You have received written authorization in the form of Exhibit “A” attached hereto to close the transaction from each of the following:

(a) Seller or a “Seller Closing Representative” (i.e., Brian Veit [415-421-2151], Karl Hoagland [415-945-5011], or Dennis Markus [415-945-5057] of Seller, Stephanie C. Silvers, Esq. [310-201-8924] or Stuart A. Graiwer, Esq. [310-201-8998] of Pircher, Nichols & Meeks); and

(b) Buyer or a “Buyer Closing Representative” (i.e., Charles L. Menges, Esq. [804-775-4331]).

The purpose of the foregoing authorizations is to enable you to close this escrow (after satisfaction of the other requirements in this paragraph C) without having to determine whether the conditions to Closing set forth in the Agreement have been satisfied.

D. Close of Escrow. If the conditions specified in paragraph C above are satisfied on the Closing Date, then you shall immediately deliver to Seller and Buyer a written confirmation of such satisfaction in the form of Exhibit “B” hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter specified and shall be deemed given by your taking any of the following actions), and thereafter you shall immediately:

(1) Record or file, or caused to be recorded or filed, the Recordation Documents (in the manner listed in paragraph B(1) above) with the appropriate recorder’s office or the Secretary of State as soon as practical thereafter (but in no event later than the next business day after the Closing Date).

(2) On the same business day, deliver any other amounts due to other third parties under the Closing Statement in accordance with the respective instructions from such third parties.

(3) On the same business day, wire the amount due Seller (the “Seller Amount”) under the Closing Statement in accordance with wiring instructions (“Seller Wiring Instructions”) to be provided by Seller:

(4) If after paying or delivering the amounts specified in the clauses above (and after paying all Closing costs as specified herein), any portion of the Funds remain, then you are to deliver on the same business day such remaining balance of the Funds (“Remaining Funds”), pursuant to separate instructions to be delivered by Buyer to you.

(5) File all Information Returns and take all other actions described in paragraph C(4) of this letter.

(6) Issue the Owner’s Policies and deliver the same to Buyer in accordance with instructions from Buyer or its counsel.

(7) Deliver the Documents as required by paragraph E below.

E. Delivery of Documents. As soon as available, please deliver the Documents as follows:

(1) to Pircher, Nichols & Meeks at 1925 Century Park East, Suite 1700, Los Angeles, California 90067, Attention: Stuart A. Graiwer, Esq., the following:

(a) A copy of the recorded Deeds.

(b) One (1) original (or copy if original is unavailable) of the other Documents.

(2) to McGuireWoods LLP at One James Center, Richmond, Virginia 23219, Attention: Charles L. Menges, Esq., the following:

(a) Each of the original recorded Deeds.

(b) Each original Owner’s Policy.

(c) One original (or copy if original unavailable) of each of the other Documents.

F. Closing Costs. All closing costs incurred in carrying out your duties under this letter are to be paid in accordance with the Closing Statement.

G. Investment of Funds. As soon as you receive any portion of the Funds you should immediately notify Seller and Buyer of such fact. No investment of the Funds shall be made that will cause you to fail to comply with the provisions of paragraph C above. If the transactions contemplated herein shall close but on the same day you are unable to deliver the Seller Amount or any other portion of the Funds which represent amounts due Seller but which are, at Seller’s direction pursuant to the Closing Statement, used to pay third parties or other obligations of Seller (the Seller Amount and the other amounts due Seller as aforesaid being herein collectively called the “Seller Funds”), you shall promptly notify Seller of such fact. If Seller gives you oral or written instructions to do so, you shall invest such Seller Funds in money market funds with the Bank (or such other short-term investment as may be authorized by Seller). Any investment of the Remaining Funds and any other portion of the Funds which represent additional amounts which are Buyer’s obligations but which, pursuant to the Closing Statement, are to be used to pay third parties or other obligations of Buyer (the Remaining Funds and the other amounts payable by Buyer as aforesaid being herein collectively called the “Buyer Funds”), shall be as directed by Buyer. All interest accrued on the Buyer Funds after the Closing, shall belong to Buyer and shall be delivered to Buyer in accordance with its separate instructions. All interest accrued on the Seller Funds after the Closing of the transactions hereunder shall belong to Seller and shall be wire-transferred to Seller in accordance with the Seller Wiring Instructions. Without limitation on the foregoing, the Funds held by you hereunder shall only be deposited at the Bank or at such other major money center bank approved by Buyer and Seller. Each of Buyer and Seller agrees to execute and deliver to you a form W-9 Request for Taxpayer Identification Number and Certification for any investment made hereunder on its behalf.

H. Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in paragraph C hereof are not satisfied on or before the Closing Date, then, if you receive written instructions to cancel this escrow from Seller or Buyer, the instructions set forth in paragraphs A through E above shall be deemed canceled, you shall immediately (1) notify the other party of the instructions to cancel the escrow, (2) return the Additional Funds (and any interest thereon) to Buyer, in accordance with separate written instructions of Buyer, (3) return the Documents to the party depositing the same with you on the next business day thereafter, and (4) and dispose of the Escrow Deposit in accordance with the Agreement (including retaining a portion of the Escrow Deposit in order to comply with the provisions of Section 7.7 of the Agreement). However, in the event that a dispute arises with regard to the delivery of the Escrow Deposit, you shall deliver the Escrow Deposit only pursuant to a joint written instruction from Buyer and Seller. If you shall receive an instruction (hereinafter the “Instruction”) with respect to the Escrow Deposit, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the “Instructing Party” and the party which shall not have given the Instruction being hereinafter referred to as the “Non-Instructing Party”), you shall promptly transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. The Instruction shall specify in detail the pertinent provisions of the Agreement that govern the Instructing Party’s instruction as to the Escrow Deposit, and if a default under the Agreement is alleged, the Instructing Party shall specify in detail the nature of such default. You shall act in accordance with the Instruction unless within five (5) business days from your receipt of the Instruction the Non-Instructing Party shall notify you in writing that you are not to comply with the Instruction and specifying in detail the reasons for not complying with the Instruction, and if a default under the Agreement is alleged. If the Non-Instructing Party shall advise you not to comply with the Instruction and specifies in detail the reason for such noncompliance as aforesaid, you shall not act in accordance with the Instruction, but may thereafter either:

(a) act solely in accordance with any of the following:

(i) a new Instruction signed jointly by Seller and Buyer;

(ii) separate Instructions of like tenor from each of Seller and Buyer; or

(iii) a certified copy of a final court order from a court of competent jurisdiction ordering the disposition of the Escrow Deposit; or

(b) deposit the Escrow Deposit with a court that you select after giving Seller and Buyer ten (10) days prior written notice that you intend to do the same, and in such event any and all liability and responsibility that you have under this Agreement shall terminate upon such deposit having been made. Seller and Buyer hereby agrees to be severally (and not jointly and severally) responsible for the reasonable costs that you incur in connection with such deposit with a court.

J. South San Francisco. Notwithstanding anything contained herein to the contrary, if the closing of the South San Francisco Hotel is deferred as contemplated in Section 5.4 of the Agreement, all of the terms and conditions of these instructions shall be applied so as to permit the closing of the other four (4) Properties, without the South San Francisco Hotel, and then a subsequent closing of the South San Francisco Hotel, with the delivery of the applicable Documents to occur at the time of each such closing; provided, however, that Buyer acknowledges that the Additional Funds to be provided for the closing of the other four Properties shall include sufficient funds for the closing of the South San Francisco Hotel and that such funds shall be held by you until the closing for the South San Francisco Hotel occurs or as otherwise provided in the Agreement.

K. Limitation of Liability. You are acting solely as escrow agent hereunder, and you shall be liable solely for your failure to comply with the terms of this letter.

L. Conflict with Purchase Agreement. In the event of a conflict between this letter of instructions and the Agreement, the Agreement shall control. Without limitation on the foregoing, nothing contained herein shall limit the obligations of the parties set forth in the Agreement.

[Remainder of Page Left Intentionally Blank]

L. Execution by Counterparts; Facsimile. This letter of instructions may be executed in two or more counterparts, and may be delivered by facsimile.

Very truly yours,

SELLER:

FOLSOM GARDEN HOTEL COMPANY, LLC,
a California limited liability company

By:
Karl K. Hoagland III
Its sole manager

MILPITAS GARDEN HOTEL COMPANY, LLC,
a California limited liability company

By:
Karl K. Hoagland III
Its sole manager

ROSEVILLE GARDEN HOTEL COMPANY, LLC,
a California limited liability company

By:
Karl K. Hoagland III
Its sole manager

SOUTH SAN FRANCISCO GARDEN HOTEL COMPANY, LLC,
a California limited liability company

By:
Karl K. Hoagland III
Its sole manager

RENTON GARDEN HOTEL COMPANY, LLC,
a California limited liability company

By:
Karl K. Hoagland III
Its sole manager

BUYER:

APPLE SIX HOSPITALITY OWNERSHIP, INC.,
a Virginia corporation

By:

ACCEPTED AND AGREED TO
as of the date first above written:

LANDAMERICA AMERICAN TITLE COMPANY

By:
Name:
Title:

EXHIBIT “A”

AUTHORIZATION LETTER

[                    ], 2005

LandAmerica American Title Company

8201 Preston Road, Suite 280

Dallas, Texas 75225

Attention: Debby Moore

Re:	Sale of Portfolio of Hilton Garden Inn Hotels
Your Order Number [ ]

Ladies and Gentlemen:

Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW INSTRUCTIONS”, dated [                    ], 2005, to you from Folsom Garden Hotel Company, LLC, a California limited liability company, Milpitas Garden Hotel Company, LLC, a California limited liability company, Roseville Garden Hotel Company, LLC, a California limited liability company, South San Francisco Garden Hotel Company, LLC, a California limited liability company, Renton Garden Hotel Company, LLC, a California limited liability company, and Apple Six Hospitality Ownership, Inc., a Virginia corporation , regarding the referenced sale. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Letter of Instructions.

This letter will constitute the authorization required under clause (5) of paragraph C of the Letter of Instructions, but shall not limit your obligation to satisfy the other conditions under such paragraph C prior to disbursing the Funds or recording, filing or delivering the Documents.

Thank you for your cooperation.

Very truly yours,

EXHIBIT “B”

CONFIRMATION BY TITLE COMPANY

[                    ], 2005

VIA FACSIMILE (804) 698-2119	VIA FACSIMILE (310) 201-8922

McGuire Woods LLP One James Center Richmond, Virginia 23219 Attention: Charles L. Menges	Pircher, Nichols & Meeks 1999 Avenue of the Stars, Suite 2600 Los Angeles, California 90067 Attention: Stephanie C. Silvers, Esq. Stuart A. Graiwer, Esq.

Re:	Sale of Portfolio of Hilton Garden Inns

Ladies and Gentlemen:

Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW INSTRUCTIONS”, dated as of [                    ], 2005, to us from Folsom Garden Hotel Company, LLC, a California limited liability company, Milpitas Garden Hotel Company, LLC, a California limited liability company, Roseville Garden Hotel Company, LLC, a California limited liability company, South San Francisco Garden Hotel Company, LLC, a California limited liability company, Renton Garden Hotel Company, LLC, a California limited liability company, and Apple Six Hospitality Ownership, Inc., a Virginia corporation.

Pursuant to paragraph D of the Letter of Instructions, we hereby confirm that each of the conditions to disbursement and recordation set forth in paragraph C of the Letter of Instructions has been satisfied.

Very truly yours,

LANDAMERICA AMERICAN TITLE COMPANY

By:
Name:
Title:

EXHIBIT “I”

GRANT DEED

[SEE ATTACHED]

Escrow No.

WHEN RECORDED MAIL TO:

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

Attention: Charles L. Menges

MAIL TAX STATEMENTS TO:

___________________________________
___________________________________
___________________________________
___________________________________

____________________________________________________________________________________________________________________________________________

SPACE ABOVE THIS LINE FOR RECORDER’S USE

*DOCUMENTARY TRANSFER TAX – SEE SEPARATE TRANSFER TAX STATEMENT*

GRANT DEED

FOR A GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                         , a                                          (“Grantor”), GRANTS to                                         , a                                          (“Grantee”), all that certain real property situated in the City of                     , County of                     , State of California, and more particularly described on Exhibit A attached hereto and made a part hereof, which grant is subject (i) to those exceptions (hereinafter referred to collectively as the “Permitted Exceptions”) set forth on Exhibit B attached hereto and made a part hereof, (ii) any matters disclosed by the public records, and (iii) any other exceptions to title which would be disclosed by an inspection and or survey of the Property.

GRANTOR BINDS ITSELF AND GRANTOR’S HEIRS, EXECUTORS, ADMINISTRATORS, AND SUCCESSORS TO WARRANT AND FOREVER DEFEND GRANTEE AND GRANTEE’S HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS AGAINST ANY CLAIM BEING MADE BY, THROUGH, OR UNDER GRANTOR WHICH CLAIM ASSERTS AN INTEREST IN THE PROPERTY.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed on                          , 2005.

GRANTOR:

,
a

By:
Name:
Title:

ACKNOWLEDGEMENT

State of )
)	ss.:
County of )

On the      day of                      in the year                  before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment.)

EXHIBIT A

Legal Description

EXHIBIT B

Permitted Exceptions

SEPARATE STATEMENT OF DOCUMENTARY TRANSFER TAX

County Recorder

                                 County, State of California

Dear Sir:

In accordance with California Revenue and Taxation Code Section 11932, it is requested that this Statement of Documentary Transfer Tax due not be recorded with the attached deed, but be affixed to the deed after recordation and before return as directed on the deed.

The deed names                                         , a                                         , as Grantor, and                                         , a                                         , as Grantee. The land and improvements being transferred are located in the County of                     , State of California.

The amount of the documentary transfer tax due on the attached deed is                                          Dollars ($            ), computed on the full value of the property described.

Very truly yours,

,
a

By:
Name:
Title:

EXHIBIT “J”

BARGAIN AND SALE DEED

[SEE ATTACHED]

AFTER RECORDING RETURN DOCUMENT TO:

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

Attention: Charles L. Menges

Reference Number of Related Document: N/A
Grantor: _______________________
Grantee: _______________________
Abbreviated Legal Description: _________________
Assessor’s Property Tax Parcel or Account No.: ___________________

BARGAIN AND SALE DEED

                                         , a                                          (“Grantor”), for and in consideration of Ten Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, convey and confirm to                                         , a                                          (“Grantee”) the following described real estate and improvements and fixtures situated thereon (collectively the “Property”), situated in the County of King, State of Washington:

See Exhibit A attached hereto and by this reference incorporated herein.

This conveyance is made and accepted subject to (i) the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes, (ii) any matters disclosed by the public records of King County, Washington, and (iii) any other exceptions to title which would be disclosed by an inspection and/or survey of the Property.

The Grantor for Grantee and for Grantee’s successors-in-interest do by these presents expressly limit the covenants of the deed to those herein expressed, and exclude all covenants arising or to arise by statutory or other implication, and do hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under said Grantor and not otherwise, will forever warrant and defend the Property.

GRANTOR BINDS ITSELF AND GRANTOR’S HEIRS, EXECUTORS, ADMINISTRATORS, AND SUCCESSORS TO WARRANT AND FOREVER DEFEND GRANTEE AND GRANTEE’S HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS AGAINST ANY CLAIM BEING MADE BY, THROUGH, OR UNDER GRANTOR WHICH CLAIM ASSERTS AN INTEREST IN THE PROPERTY.

Dated this              day of                     , 2005.

GRANTOR:

RENTON GARDEN HOTEL COMPANY, LLC,
A California limited liability company

By:
Karl K. Hoagland III
Its sole manager

STATE OF	§
§
COUNTY OF	§

I certify that I know or have satisfactory evidence that                                          is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the                                          of                                                              , a                                         , acting in its capacity as                                          of                                         , a                                         , acting in its capacity as                                          of                                         , a                                         , acting in its capacity as managing member of                                         , a                                         , acting in its capacity as                                          of                                         , a                                         , to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

Dated this          day of                     , 2005.

(print or type name) NOTARY PUBLIC in and for the State of , Residing at

My Commission Expires:

Exhibit A

LEGAL DESCRIPTION

Exhibit B

PERMITTED EXCEPTIONS

EXHIBIT “K”

[FORM OF]

BILL OF SALE, ASSIGNMENT AND ASSUMPTION

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, [                    ], a [                    ] (“Seller”), hereby sells, transfers, assigns and conveys to [                                         ], a [                                        ] (“Buyer”), all of Seller’s right, title and interest in the “Tangible Personal Property” and the “Intangible Property” (as such terms are defined in the “Agreement” hereinafter described).

This Bill of Sale, Assignment and Assumption (this “Assignment”) is given pursuant to that certain agreement (“Agreement”) captioned “PURCHASE AND SALE AGREEMENT” dated as of October [    ], 2005, by and among Seller, Buyer and certain other parties providing for, among other things, the assignment of all of Seller’s right, title and interest in the Tangible Personal Property and the Intangible Property. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the respective meanings set forth in the Agreement. The covenants, agreements, and limitations (including, but not limited to, the limitations provided in Sections 7.3, 8 and 10.2 of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full. Said property is conveyed “as is” without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement and this Assignment. Buyer hereby accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller under the Service Contracts, to the extent the same are required to be performed or discharged on and after the date hereof. This Assignment shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns.

Subject to the foregoing, Seller represents and warrants to Buyer that: Seller owns or is the lessee of all the Tangible Personal Property (other than the food and beverage inventory which is owned by certain Affiliates of Sellers), and, to Seller’s knowledge (as defined in Section 7.1.2 of the Agreement), such Tangible Personal Property is free and clear of all liens and encumbrances except for (A) the Permitted Exceptions and (B) any and all equipment leases and other agreements disclosed in writing to Buyer (including the Service Agreements) during the Due Diligence Period.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

DATED: As of [ ], 2005

SELLER:

,
a

By:
Name:
Title:

BUYER:

,
a

By:
Name:
Title:

EXHIBIT “L”

SELLER CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of the          day of [                    ], 2005, by [                                ], a [                                ] (“Seller”), to [                                                             ], a [_______________________________] (“Buyer”).

R E C I T A L S:

A. Pursuant to that certain Purchase Agreement dated as of [                    ], 2005 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer that certain hotel located in [                    ] County, [                    ].

B. The Agreement requires the delivery of this Closing Certificate.

NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:

1. Except as specifically set forth below, each and all of the representations and warranties of Seller contained in the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.

Exceptions: See Exhibit “A” attached and made a part hereof.

2. This Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

SELLER:
,
a

By:
Name:
Title:

EXHIBIT “A”

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

[ADD EXCEPTIONS, INCLUDING SUBSTITUTION OF

UPDATED EXHIBITS IF APPROPRIATE]

EXHIBIT “M”

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by [                    ], a [                    ] (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller is not a “disregarded entity” (as such term is defined in the Internal Revenue Code and Income Tax Regulations).

2. Seller’s U.S. employer identification number is [                                ].

3. Seller’s office address is: [                                ].

4. Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

Dated as of the [    ] day of [                    ], 2005, at                     , California.

SELLER:
,
a

By:
Name:
Title:

EXHIBIT “N”

BUYER CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of the      day of [                    ], 2005, by [                                         ], a [                                        ] (“Buyer”), to [                                         ], a [                                        ] (“Seller”).

R E C I T A L S :

A. Pursuant to that certain Purchase Agreement dated as of [                        ], 2005 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer a [Hilton Garden Inn Hotel] in [                        ] County, [                ].

B. The Agreement requires the delivery of this Closing Certificate.

NOW THEREFORE, pursuant to the Agreement, Buyer does hereby represent and warrant to Seller that:

1. Except as specifically set forth below, each and all of the representations and warranties of Buyer contained in Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.

Exceptions: See Exhibit “A” attached and made a part hereof.

2. BUYER HEREBY REAFFIRMS AND CONFIRMS THE PROVISIONS OF SECTION 8 OF THE AGREEMENT AS THOUGH MADE AS OF THE DATE HEREOF AND THE PROVISIONS THEREOF ARE HEREBY INCORPORATED HEREIN AS IF SET FORTH IN FULL HEREIN.

3. This Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

,
a

By:
Name:
Title:	“Buyer”

EXHIBIT “A”

EXCEPTIONS TO BUYER’S REPRESENTATIONS AND WARRANTIES

EXHIBIT “O”

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

South San Francisco Hilton Garden Inn

South San Francisco Garden Hotel Company, LLC’s Financial Statements include land and improvements not currently owned by that entity.

EXHIBIT “P”

EXISTING LITIGATION1

Workers Compensation Claims:

Renton Hilton Garden Inn

Claim#	Claim Date	Injury Type	Status
AA13006	12/20/04	Back strain	OPEN – As of 8/5/05 - Must obtain another medical opinion.

Not Available	8/31/05	Hit from behind in van.	OPEN – L&I pursuing Third Party.

Open Liability Claims:

South San Francisco Hilton Garden Inn

9/7/05	Claimant had mild stroke while using exercise bike.	No $ reserved.

Milpitas Hilton Garden Inn

9/12/05	Items taken for parking lot containers	No claim open - below deductible

Renton Hilton Garden Inn

9/12/05	Van rear end dent	No claim open - below deductible

Roseville Hilton Garden Inn

7/28/05	Guest jumped in pool and twisted ankle; classified as nuisance claim	$3511 reserved

7/19/05	Guest fell when handicap bench broke in shower of guest room	$2511 reserved

[1]	The parties acknowledge that Sellers are retaining the obligation to resolve each of the matters set forth in this Exhibit “P” and Sellers are indemnifying Buyer with respect to the same in accordance with Section 9.1(a) of the Agreement to which this Exhibit “P” is attached.

EXHIBIT “Q”

SERVICE AGREEMENTS

Folsom Hilton Garden Inn

BuyEfficient, LLC

Ecolab Inc.

Emerald Green Landscape & Maintenance

eProperty

Expedia

Fitguard

Hilton IT System (OnQ/PMS)

Hilton Marketing Services (for AAA Official Appointment and Tour Book Advertising)

Homisco, Inc.* – expires 10/31/05

Hotels.com

Microsoft

Mitel Communications Solutions, Inc.

Muzak LLC

Neopost

Newmarket International

On Command Corporation

Orkin Exterminating, Inc.

Prestige Cleaners

PrinterOn Inc.

Rentokil Tropical Plant Services

Sentry Storage

Sierra Building Systems AKA Integrated Fire Systems

Thyssen Krupp Elevator Company

Web Service Company, Inc.

Wells Fargo Financial Leasing, Inc. / Wolco* – expires 11/12/05

Milpitas Hilton Garden Inn

Alamo Leasing Company, Inc.

Buy Efficient, LLC

Ecolab Inc.

eProperty

Expedia

Fitguard

Hilton IT System (OnQ/PMS)

Hilton Marketing Services (for AAA Tour Book Advertising)

Homisco, Inc.* – expires 10/31/05

Hotels.com

Initial Tropical Plants

Microsoft

Mitel Communications Solutions, Inc.

Muzak LLC

Newmarket International

On Command Corporation

Orkin Exterminating, Inc.

PrinterOn Inc.

Public Storage

Sierra Building Systems AKA Integrated Fire System

Thyssen Krupp Elevator Company

TruGreen

Web Service Company, Inc.

Wolco Business Systems

Renton Hilton Garden Inn

AT&T Comcast

BuyEfficient, LLC

Comcast of Washington IV, Inc.

Ecolab Inc.

eProperty

Expedia

Guardian

Hilton IT System (OnQ/PMS)

Homisco, Inc.* – expires 10/31/05

Hotels.com

Kelley Imaging

Microsoft

Muzak LLC

Newmarket International

Northwestern Landscaping Co.

On Command Corporation

Orkin Exterminating, Inc.

Pitney Bowes

Plantscapes

PrinterOn Inc.

Shurgard

ThyssenKrupp Elevator Company

Web Service Laundry

Wells Fargo/Wolco

Willard’s Pest Control Co.

Roseville Hilton Garden Inn

Buy Efficient, LLC

CIT Technology Financing Services, Inc. / Wolco** – expires 10/31/05

Ecolab, Inc.

Emerald Green Landscaping & Maintenance

eProperty

Expedia

Hilton IT System (OnQ/PMS)

Hilton Marketing Services (for AAA Official Appointment and Tour Book Advertising)

Homisco, Inc.* – expires 10/31/05

Hotels.com

Initial Tropical Plants

Microsoft

Mission Linen Supply

Mitel Communications Solutions, Inc.

Muzak LLC

Newmarket International

On Command Corporation

Orkin Exterminating, Inc.

PrinterOn Inc.

Sierra Building Systems

Stericycle, Inc.

SureWest Telephone

ThyssenKrupp Elevator Company

Web Service Company, Inc.

Wells Fargo Financial Leasing, Inc. / Wolco** – expires 11/1/05

South San Francisco Hilton Garden Inn

Alamo Leasing Company, Inc.

BuyEfficient, LLC

Ecolab Inc.

eProperty

Expedia

GE Capital Corporation / Wolco** – expires 11/29/05

Hilton IT System (OnQ/PMS)

Hilton Marketing Services (for AAA Official Appointment)

Homisco, Inc.* – expires 10/31/05

Hotels.com

Initial Tropical Plants

LodgeNet

Microsoft

Mitel Communications Solutions, Inc.

Muzak LLC

Newmarket International

Orkin Exterminating, Inc.

Pitney Bowes

PrinterOn, Inc.

Sierra Building Systems AKA Integrated Fire Systems

ThyssenKrupp Elevator Corporation

TruGreen Landcare

Web Service Company, Inc.

Wells Fargo Financial Leasing, Inc. / Wolco** – expires 10/29/05

EXHIBIT “R”

ENVIRONMENTAL REPORTS

Folsom Hilton Garden Inn

Environmental Site Assessment, Natoma Station Parcels 6 & 7 (NOTE: For Folsom Hilton Garden Inn). Wallace, Kuhl and Associates, Inc. WKA no. 3551.01. July 1997.

Environmental Site Assessment Update, Hilton Garden Inn Property, 221 Iron Point Road, Folsom, CA. Wallace, Kuhl and Associates, Inc. WKA no. 3551.03. January 18th, 2000.

Milpitas Hilton Garden Inn

Phase I Environmental Site Assessment, Hotel No. 2, Proposed full service hotel, Ranch Drive, Milpitas, California. Kranzan & Associates, Inc. Project no. 014-97071. March 7, 1997.

Phase I Environmental Site Assessment of Hilton Garden Inn, 30 Ranch Drive, Milpitas, California 95035. EMG. Project No. 54361. March 30, 1999.

Renton Hilton Garden Inn

Phase I & Limited Phase II Environmental Site Assessment, Lind Ave – 14 Acre Site, Lind Ave Southwest and Southwest 19th street, Renton, Washington. Earth Consultants, Inc, Project No. E7608. April 2, 1997.

Phase I Environmental Site Assessment of Hilton Garden Inn, Renton. 1801 East Valley Road, Renton, Washington, 98055-4064. EMG. Project No. 54463. March 30, 1999.

Roseville Hilton Garden Inn

Phase I Environmental Site Assessment Update, 6.5 – Acre Parcel (Parcel 19). Taylor Road and East Roseville Parkway, 1951 Taylor Road, Roseville, California. McLaren Hart - Environmental Engineering Corporation. August 29, 1997.

Phase I Environmental Site Assessment of Hilton Garden Inn, Roseville, 1951 Taylor Road, Roseville, California 95661. EMG Project No. 54449. March 30, 1999.

South San Francisco Hilton Garden Inn

Summary Report, Environmental Site Assessment Update, Hilton Garden Inn, Parcel 2C, Gateway Blvd. South San Francisco, CA. Secor International Inc. Secor Project No. 40210.001.01. December 18th, 1997.

Phase I Environmental Site Assessment Update of Hilton Garden Inn & Larkspur Landing Hotel, Parcel 2C located on Gateway Blvd. South San Francisco, CA. Secor International Inc. Secor Project No. 006.03439.001. January 19th, 2000.

EXHIBIT “S”

CERTAIN PROPERTY DISCLOSURES

Renton Hilton Garden Inn2

All conditions and matters directly or indirectly described in or related to the issues addressed in the following report: DCI Engineers, D’Amato Conversano, Inc. Hilton Garden Inn, Floor Slab Repair Recommendations. January 23, 2004. Job 03-11-055 (the “Renton Report”).

South San Francisco Hilton Garden Inn3

The South San Francisco Hilton Garden Inn has experienced water intrusion problems related to construction and design defects. The original construction delivery method was design-build. Taisei Construction Corporation was the design-build general contractor.

Weir-Andrewson, a Bay Area water intrusion expert, was hired to investigate the defects. Taisei cooperatively hired its own expert and repair details were subsequently agreed upon to correct the defects. The agreed upon repair details have previously been disclosed to Buyer.

Using the agreed upon repair details, Taisei made certain repairs to the south side of the building in 2004. After making those repairs, Taisei declined to proceed to perform the balance of the repairs unless it could obtain cooperation from its subcontractors and their insurance carriers. It advised that it needed to file suit in order to force the cooperation of the other involved parties. Taisei funded the costs of repairing the south side of the hotel but it was unwilling to do so for the north side repairs.

A demand for arbitration has been filed. The parties failed to settle the dispute in a mediation held on June 22, 2005. The parties are attempting to schedule another mediation in early 2006. If the next mediation is unsuccessful, the parties will likely proceed to arbitration (collectively, all of the foregoing, the “SSF Water Intrusion”).

[2]	The parties acknowledge that this claim is being assigned to Buyer as part of the Intangible Property in accordance with Section 2.1 of the Agreement to which this Exhibit “S” is attached and, notwithstanding the foregoing, Buyer is releasing (in accordance with Section 8.3 of the Agreement to which this Exhibit “S” is attached) and indemnifying (in accordance with Section 9.2(b) of the Agreement to which this Exhibit “S” is attached) Sellers with respect to the same.
[3]	The parties acknowledge these claims are being assigned to Buyer as part of the Intangible Property in accordance with Section 2.1 of the Agreement to which this Exhibit “S” is attached and, notwithstanding the foregoing, Buyer is releasing Sellers with respect to the same in accordance with Section 8.3 of the Agreement to which this Exhibit “S” is attached.

Roseville Hilton Garden Inn4

Contrary to contract specifications, Weather Tite, Inc., the subcontractor to S. D. Deacon (the general contractor) that was engaged to provide vinyl window packages for the hotel, delivered windows that had lower sound transmission class ratings than required in the construction documents. Settlement negotiations are on-going.

[4]	The parties acknowledge that these claims are being assigned to Buyer as part of the Intangible Property in accordance with Section 2.1 of the Agreement to which this Exhibit “S” is attached and, notwithstanding the foregoing, Buyer is releasing Sellers with respect to the same in accordance with Section 8.3 of the Agreement to which this Exhibit “S” is attached.

EXHIBIT “T”

EXCLUDED PROPERTY

Any claims, awards, damages or other reimbursements with respect to the construction of certain copper water lines at the Renton Hilton Garden.

EXHIBIT “U-1”

HILTON PROJECT IMPROVEMENT PLAN

Folsom, California Hilton Garden Inn

[SEE ATTACHED]

EXHIBIT “U-2”

HILTON PROJECT IMPROVEMENT PLAN

Milpitas, California Hilton Garden Inn

[SEE ATTACHED]

EXHIBIT “U-3”

HILTON PROJECT IMPROVEMENT PLAN

Roseville, California Hilton Garden Inn

[SEE ATTACHED]

EXHIBIT “U-4”

HILTON PROJECT IMPROVEMENT PLAN

South San Francisco, California Hilton Garden Inn

[SEE ATTACHED]

EXHIBIT “U-5”

HILTON PROJECT IMPROVEMENT PLAN

Renton, Washington Hilton Garden Inn

[SEE ATTACHED]